As filed with the Securities and Exchange Commission on July 19, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BENEFICIENT

(Exact name of registrant as specified in its charter)

Nevada	6199	72-1573705
(State or other Jurisdiction of Incorporation Or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

325 North St. Paul Street, Suite 4850

Dallas, TX 75201

(214) 445-4700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James G. Silk

325 North St. Paul Street, Suite 4850

Dallas, TX 75201

(214) 445-4700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Matthew L. Fry, Esq.

Haynes and Boone, LLP

2323 Victory Avenue

Suite 700

Dallas, Texas 75219

(214) 651-5000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 19, 2023

PRELIMINARY PROSPECTUS

BENEFICIENT

225,455,974 Shares of Class A Common Stock

(Inclusive of 132,500 Shares of Class A Common Stock Underlying the Warrants and 33,125 Shares of Class A Common Stock Underlying the Series A Convertible Preferred Stock)

132,500 Warrants to Purchase Shares of Class A Common Stock and Shares of Series A Convertible Preferred Stock

132,500 Shares of Series A Convertible Preferred Stock Underlying the Warrants

This prospectus relates to the offer and sale, from time to time, by the selling holders identified in this prospectus (the “Selling Holders”), or their permitted transferees, of up to 225,455,974 shares of our Class A common stock, par value $0.001 per share (“Class A common stock”) (inclusive of 132,500 shares of Class A common stock issuable upon the exercise of the Warrants (as defined below) and 33,125 shares of Class A common stock underlying 132,500 shares of Series A preferred stock, par value $0.001 per share (the “Series A preferred stock”)), 132,500 warrants, with each warrant exercisable for one share of Class A common stock and one share of Series A preferred stock at an exercise price of $11.50 (the “Warrants” or the “Public Warrants”), and 132,500 shares of Series A preferred stock underlying with Warrants. This prospectus also relates to the issuance by us to persons other than the original purchaser thereof or its affiliates of (a) up to 132,500 shares of our Class A common stock and (b) 132,500 shares of Series A preferred stock which consist of (x) 132,500 shares of Class A common stock and 132,500 shares of Series A Preferred Stock that may be issued upon exercise of 132,500 Warrants registered for resale hereby and (y) 33,125 shares of Class A common stock that may be issued upon conversion of the 132,500 shares of Series A preferred stock underlying such Warrants. The shares of Class A common stock, the Warrants and Series A preferred stock that may be sold by the Selling Holders and the shares of Class A common stock and Series A preferred stock that may be issued by us are collectively referred to in this prospectus as the “Offered Securities.” We will not receive any of the proceeds from the sale by the Selling Holders of the Offered Securities.

We will receive all of the proceeds from exercise of Warrants for cash, if any, registered hereunder. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Class A common stock. If the trading price for our Class A common stock is less than $11.50 per share, we believe holders of our Warrants are unlikely to exercise their Warrants. Conversely, the Warrant holders are more likely to exercise their Warrants the higher the price of our Class A common stock is above $11.50 per share. The closing price of our Class A common stock on The Nasdaq Global Market on July 18, 2023 was below the Warrant exercise price of $11.50 per share. The Warrants are exercisable on a cashless basis under certain circumstances specified in the Amended and Restated Warrant Agreement (as defined herein) for the Warrants. To the extent that any Warrants are exercised on a cashless basis, the aggregate amount of cash we would receive from the exercise of the Warrants will decrease.

We will bear all costs, expenses and fees in connection with the registration of Offered Securities. The Selling Holders will bear all commissions and discounts, if any, attributable to their respective sales of Offered Securities. We are registering certain shares of our Class A common stock, Warrants and Series A preferred stock for sale by the Selling Holders pursuant to various registration rights agreements with the Selling Holders. See the section of this prospectus entitled “Selling Security Holders” for more information.

The Selling Holders may offer and sell the Offered Securities owned by them covered by this prospectus from time to time. The Selling Holders may offer and sell the Offered Securities owned by them covered by this prospectus in a number of different ways and at varying prices. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our securities.

The Offered Securities being offered by the Selling Holders were or will be purchased by the Security Holders at the following prices: (i) $7.42 per share for the 49,429,319 shares of Class A common stock issued to the Hatteras Entities (as defined herein), based upon the Net Asset Value (“NAV”) of the alternative assets acquired by the customized trust vehicles implemented by the Company and through which the Company provide its customers liquidity for their alternative assets (such trust vehicles, the “ExAlt Trusts”); (ii) $7.18 per share for the 56,377,151 shares of Class A common stock issued to GWG Holdings, Inc. (“GWG Holdings” or “GWG”); (iii) $12.00 per share for the 833,334 shares of Class A common stock issued to GWG; (iv) $1.60 per share for the 43,037,338 shares of Class A common stock issued to GWG Life USA, LLC; (v) $4.66 per share for the 43,920,786 shares of Class A common stock issued to GWG; (vi) $4.66 per share for the 119,975 shares of Class A common stock issued to GWG Life, LLC; (vii) $8.00 per share for the 1,399,409 shares of Class A common stock issued to GWG; (viii) $8.00 per share for the 24,063,493 shares of Class A common stock issued to GWG Life USA, LLC; (ix) $10.00 per share for the 202,484 shares of Class A common stock issued to the entities and individuals associated with Ace Portal Inc.; (x) $11.25 average price per share for the 202,058 shares of Class A common stock issued to Peter Williams; (xi) $10.00 per Recent Financing Unit (as defined herein) issued to Boiler Ventures LLC based upon the NAV of the alternative assets acquired by the ExAlt Trusts and (xii) approximately $0.004 per share for the 5,175,000 shares of Class A common stock issued to Avalon Acquisition Holdings, LLC (the “Avalon Sponsor”). The sale or the possibility of sale of the Class A common stock and Warrants being offered pursuant to this prospectus may negatively impact the market price of the Class A common stock and Warrants. See the section titled “Purchase Price Paid by the Selling Security Holders” for more information.

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “BENF,” and our Warrants are listed on The Nasdaq Capital Market under the symbol “BENFW”. On July 18, 2023, the last reported sales price of the Class A common stock was $2.67 per share, and the last reported sales price of our Warrants was $0.0634 per Warrant. We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. Certain holders of our Class B common stock, par value $0.001 per share (the “Class B common stock”), have entered into a stockholders agreement (the “Stockholders Agreement”) concerning the election of directors of the Company, and holders of Class B common stock (the “Class B Holders”) have the right to elect a majority of the Company’s directors. As a result, the Company is a “controlled company” within the meaning of the Nasdaq Listing Rules and may elect not to comply with certain corporate governance standards.

See “Risk Factors” beginning on page 9 to read about factors you should consider before investing in shares of our Class A common stock and Warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July                , 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we are hereby filing with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we and the Selling Holders may, from time to time, sell or otherwise distribute the Offered Securities as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale by such Selling Holders of the Offered Securities offered by them described in this prospectus. We may receive proceeds from the exercise of Warrants registered hereunder by a person other than the original holder of the Warrants.

Neither we nor the Selling Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Holders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information.”

On June 7, 2023, Beneficient (the “Company,” f/k/a The Beneficient Company Group, L.P. (“BCG”)), a Nevada corporation, completed its previously announced business combination (the “Business Combination”) with Avalon Acquisition, Inc., a Delaware corporation (“Avalon”), pursuant to that certain Business Combination Agreement, dated September 21, 2022, by and among Avalon, BCG, Beneficient Merger Sub I, Inc., a Delaware corporation and direct, wholly-owned subsidiary of BCG (“Merger Sub I”), and Beneficient Merger Sub II, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of BCG (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”) (as amended, the “Business Combination Agreement” and such transactions described therein, the “Transactions”).

Pursuant to the terms of the Business Combination Agreement, on June 6, 2023, following a series of recapitalization transactions, BCG converted from a Delaware limited partnership to a Nevada corporation (the “Conversion”) and changed its name to “Beneficient.” On June 7, 2023, Merger Sub I merged with and into Avalon (the “Avalon Merger”), with Avalon surviving the Avalon Merger (the “Avalon Merger Surviving Company”) as a wholly owned subsidiary of the Company. On June 16, the Avalon Merger Surviving Company merged with and into Merger Sub II (the “LLC Merger,” together with the Avalon Merger, the “Mergers”), and Merger Sub II survived the LLC Merger as a wholly-owned subsidiary of the Company. On June 8, 2023, our Class A common stock began trading on The Nasdaq Global Market, and our Warrants began trading on The Nasdaq Capital Market.

References to “BCG,” “Ben,” “we,” “us,” “our,” and similar terms, prior to the effective time of the Conversion, refer to the registrant when it was a Delaware limited partnership, and such references following the effective time of the Conversion refer to the registrant in its current corporate form as a Nevada corporation called “Beneficient.”

MARKET AND INDUSTRY DATA

Certain industry data and market data included in this prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of the estimates of Beneficient’s management presented herein are based upon review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information by Beneficient’s management. Third-party industry publications and forecasts state that the information contained therein has been obtained from sources generally believed to be reliable, yet not independently verified. The industry data, market data and estimates used in this prospectus involve assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Although we have no reason to believe that the information from industry publications and surveys included in this prospectus is unreliable, we have not verified this information and cannot guarantee its accuracy or completeness. We believe that industry data, market data and related estimates provide general guidance, but are inherently imprecise. The industry in which Beneficient operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors—Risks Relating to Business and Industry” and elsewhere in this prospectus.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this registration statement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements as defined under U.S. federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and statements regarding, but not limited to, our expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Summary of Risk Factors

The following is a summary of the principal risks that could adversely affect our business, financial condition, and results of operations:

•	we do not have a significant operating history or an established customer base;

•

our fair value estimates of illiquid assets may not accurately estimate prices obtained at the time we enter into any liquidity transaction, and we cannot provide assurance that the values of the alternative assets underlying the liquidity transactions that we report from time to time will be realized;

•	the inability to maintain the listing of the Company’s Class A common stock on the Nasdaq Stock Market, LLC (“Nasdaq”);

•

GWG Holdings Inc., a significant equity holder of the Company, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code, and the Bankruptcy Court for the Southern District of Texas confirmed GWG’s bankruptcy plan (as amended, the “Plan”);

•	future resales of Class A common stock may cause the market price of Class A common stock to drop significantly;

•	the market price for Class A common stock may be subject to substantial fluctuations, which may make it difficult for stockholders to sell shares at the volumes, prices, and times desired;

•

GWG and its subsidiaries currently own a substantial non-controlling percentage of the Company and continues to have voting power with respect to those matters on which our Class A common stock and Class B common stock (together, the “Common Stock”), have the right to vote, which rights will be transferred, upon the effective date of the Plan, to the GWG Wind Down Trust, a common law trust formed under the law of the State of Texas (the “GWG Wind Down Trust”), to be created pursuant to the Plan to effectuate the liquidation of GWG;

•	a determination that we are an unregistered investment company would have serious adverse consequences;

•	the Company is currently involved in legal proceedings and may be a party to additional claims and litigation in the future;

•	our liquidity, profitability and business may be adversely affected by concentrations of assets comprising the collateral;

•	the due diligence process that we undertake in connection with any liquidity transaction may or may not reveal all facts that may be relevant in connection with such liquidity transaction;

•	poor performance of our collateral would cause a decline in our revenue, income and cash flow and could adversely affect our ability to raise capital for future liquidity transactions;

•

we have a substantial amount of goodwill and intangible assets which over time may have to be written down as we make the required periodic assessments as to their value as reflected in our financial statements;

•	we are subject to repayment risk in connection with our liquidity transactions;

•	transfer restrictions applicable to alternative assets may prevent us from being able to attract a sufficient number of Customers (as defined herein) to achieve our business goals;

•	our liquidity, profitability and business may be adversely affected by an inability to access, or ability to access only on unfavorable terms, the capital markets;

•	our operations, products and services may be negatively impacted by changes in economic and market conditions;

•

shares of Class A common stock and Series A convertible preferred stock, par value $0.001 per share (the “Series A preferred stock”), are structurally subordinated to interests in Beneficient Company Holdings, L.P., (“BCH”), a subsidiary of Beneficient;

•	we are or will become subject to comprehensive governmental regulation and supervision;

•	we may incur fines, penalties and other negative consequences from regulatory violations;

•	we may be impacted adversely by claims or litigation, including claims or litigation relating to our fiduciary responsibilities;

•	if we are unable to protect our intellectual property rights, our business could be negatively affected;

•	Beneficient’s board of directors (the “Board”) and management have significant control over Beneficient’s business;

•

we may issue additional shares of authorized Common Stock or preferred stock without stockholder approval subject to the applicable rules of Nasdaq and Nevada law, which would dilute existing stockholder interests;

•

the holders of Class B common stock have the right to elect a majority of the Board and the ability to vote with Class A common stock in director elections for the remaining directors, with each share of Class B common stock having 10 votes per share; and

•	the Company may engage in transactions that represent a conflict of interest, with the review of such transactions subject to the Nevada statutory business judgment rule.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in our Annual Report on Form 10-K for the year ended March 31, 2023, which is incorporated by reference herein. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

v

PROSPECTUS SUMMARY

Overview

Beneficient is a technology-enabled financial services holding company that (together with its subsidiaries) provides simple, rapid, and cost-effective liquidity solutions to participants in the alternative asset industry through its end-to-end online platform, AltAccess. Beneficient’s products and services are designed to meet the unmet needs of mid-to-high net worth individual investors (“MHNW”), small-to-midsize institutional investors (“STMI”), family offices (“FAMO”) and fund general partners (“GPs” and collectively, our “Customers”). Beneficient’s bespoke liquidity solutions for otherwise illiquid alternative asset investments are delivered through proprietary technology and an innovative financing and trust structure.

Market Opportunity

The global alternative investment market is estimated to consist of more than $13.8 trillion of assets under management.2 Of this market, approximately $7.1 trillion3 of assets are held by U.S.-based investors. We currently estimate that of this, our current focus markets of MHNW investors comprise approximately $1.0 trillion4 and that U.S.-based STMI investors also comprise approximately $1.1 trillion.5

As the total alternative investment market has grown, so too has the need for secondary liquidity. Transaction volume in the U.S. secondary liquidity market was approximately $102 billion6 in 2022, growing from approximately $25 billion7 in 2012 at a compound annual growth rate of 15.0% during the 10-year period. We believe that most all of the volume in secondary liquidity transactions is driven by the largest and most well-resourced investor classes — large institutional investors and ultra-high net worth investors — due to their ability to access legacy secondary liquidity solutions. MHNW individual investors and U.S.-based STMI investors, which combined hold approximately $2.1 trillion of assets, have been virtually shut out from the secondary liquidity market due to a lack of cost efficient, transparent, and seamless technology-enabled solutions.

MHNW individual investors face needs for secondary liquidity which are non-existent in the institutional market. The need for liquidity among MHNW individual investors stems from, among other things, life events, estate and tax planning, risk management, the desire to pursue other financial opportunities or investments, retirement and

[2]	Based on global private capital assets under management (“AUM”) data exported from Preqin, excluding funds of funds and secondaries to avoid double counting.
[3]

Estimated based on (i) historical North American private capital AUM data from Preqin (excludes hedge funds) and historical North America hedge fund AUM data from Eureka Hedge; (ii) market segment data including the percentage of hedge fund assets held by individuals (CitiBusiness Advisory), the percentage of private capital assets held by family offices and wealthy individuals (Preqin, Private Equity Spotlight, February 2016), the percentage of total global assets held by small, mid- and ultra-high net worth individuals (Capgemini and Credit Suisse); and (iii) assets held by North American high net worth individuals, including the percentage of such assets held by MHNW investors (Capgemini). Includes the following assumptions of Ben: (i) calculations of market segmentation based on estimates from third-party sources described above; (ii) large institutions hold 80% of the total institutional AUM; (iii) the percentage of MHNW wealth allocated to alternative assets is 16% (based on a range of estimates from Oliver Wyman, Knight Frank, Campden Research, UBS, and KKR); and (iv) MHNW and UHNW alternative asset AUM may be understated, and large institution and STMI alternative asset AUM may be proportionally overstated and, therefore, require adjustment.

[4]	Id.
[5]	Id.
[6]	Setter Capital Volume Report FY 2022.
[7]	Coller Capital Private Equity Secondary Market Report 2017.

liability protection objectives. Additionally, given that 84%8 of MHNW individual investors are self-made and are most likely private business owners, these investors may need or welcome the opportunity for liquidity to help support their own businesses, either if facing financial distress or if presented with attractive growth opportunities that require capital. Similar to MHNW individual investors, we believe that STMI investors holding mature alternative assets have historically faced challenges in accessing the market for secondary liquidity. This is mostly due to traditional liquidity service providers being unwilling or unable to service potential clients in this market segment in a profitable manner given STMI investors holding alternative assets generally do not seek transactions that are sufficiently large for legacy solutions to generate adequate profitability. This is partially due to the antiquated process utilized by legacy solutions providers.

Based on the pace of historical alternative secondary liquidity transactions overall, we estimate that MHNW individual investors and STMI investors in total could seek liquidity between 2% and 3%9 of their aggregate outstanding alternative investment holdings each year if they were provided with greater access to attractive secondary liquidity solutions. As a result, we estimate the annual market demand for liquidity by MHNW individual investors and STMI could exceed $50 billion.

Our Competitive Strengths

We have built a new and innovative technology-enabled financial services company to address the unmet needs of a growing segment of a rapidly expanding alternative investment market. We estimate that the total market for liquidity in this asset class stands at $184 billion, with $51 billion of current estimated liquidity demand going underserved today. To address this market, we believe that we have the following competitive advantages that give us an early mover advantage in the market: technology, public listing, statutory, regulatory and leadership.

Together, these five competitive advantages create a powerful value proposition for our Customers and an early mover advantage for us. These advantages are the result of significant investment and years of hard work. We have also built a portfolio of products, marketing operations, a corporate culture and team to leverage these advantages on behalf of our Customers.

Technology

We believe that we are the only liquidity and financial services provider serving alternative asset investors in the market with a technological solution for sourcing, processing and completing transactions online. Our structure, facilitated by our end-to-end, tech-enabled, Customer-facing technology and applications, is intended to provide our Customers with liquidity in as little as 30 days — and within two to three days for certain qualifying assets. Our rapid transaction process stands in stark contrast to the current market capabilities, which we believe continue to rely on complex transactions with no centralized platform for workflow and customer service. The complexity and cost of these existing approaches can render it impractical for smaller holders of alternative assets to achieve liquidity on acceptable terms.

Central to our business model and disruptive strategy to address the unserved market for MHNW individuals and STMI is the belief that despite the enormous complexity that exists in the alternative investment market, it is

[8]	Wealth-X Very High Net Worth Handbook 2021.
[9]

Estimate based on the turnover rate of large institutional investors, calculated based on global private assets under management by vintage (excluding funds of funds and secondaries) reported by Preqin and the total secondary market volume reported in the Setter Capital Volume Report, FY 2021. Ben assumes (i) that MHNW investors would seek approximately two times the turnover rate of large institutional investors and (ii) that STMI investors would seek approximately one-and-a-half times the turnover rate of large institutional investors.

possible to provide Customers with a simple, rapid and cost-effective experience through technological innovation and ingenuity. Existing competitors rely on complex transactions with no centralized platform for workflow and customer service. Their transactions are typically heavily negotiated transactions involving a significant amount of personal interaction and volumes of complex and difficult to understand papers. Through AltAccess, and the technological infrastructure underpinning AltAccess, we seek to provide our Customers with the opportunity to access our capital and achieve liquidity out of their alternative assets via an online portal in as little as 30 days — and within two to three days for certain qualifying assets. Customers using AltAccess can upload documents, work through tasks and complete their liquidity transactions with standardized transaction agreements at no additional cost or hidden fees to our Customers.

Our liquidity products are designed to facilitate the delivery of, at a Customer’s election, cash, equity securities or debt securities, or a combination of cash and equity or debt securities. The foundation of the technologies and systems built into AltAccess includes those covered non-provisional patent applications we filed and that are pending with the U.S. Patent and Trademark Office. Our patent-pending technologies and unique business model give us the ability to offer a simple, rapid and cost-effective customer experience.

Public Listing

On June 8, 2023, our Class A common stock began trading on The Nasdaq Global Market, and our Warrants began trading on The Nasdaq Capital Market. We anticipate an acceleration in the growth in demand for our core products and the public listing differentiates us from our competitors. Accessing public capital can bolster our balance sheet, which serves as the source of funding — cash, equity and debt instruments — for our full suite of liquidity products. With DTC eligibility, our securities could be held at custodial firms and transferred between brokerage accounts electronically, providing greater liquidity for our Customers. Further, using our publicly listed securities as part of the funding for our liquidity products reduces our cost of capital, which in turn could allow us to offer more attractive pricing on our liquidity products to our Customers.

Statutory

We commenced our core liquidity operations through Ben Liquidity in September 2017. Since day one, we sought to become regulated as a trust company so our Customers could have additional confidence in transactions they conduct with Ben as a result of regulatory oversight. On December 31, 2021, our subsidiary, Beneficient Fiduciary Financial, L.L.C. (“BFF”), received a charter from the State of Kansas under a new set of industry regulations enacted within the State of Kansas through the Technology-Enabled Fiduciary Financial Institution Act (the “TEFFI Act”), which was signed into law on April 21, 2021. The TEFFI Act allows for the chartering and creation of Kansas trust companies with fiduciary powers similar to those permitted to national banks under the authority of the Comptroller of the Currency, referred to under Kansas law as TEFFIs, which — in each case in their capacity as fiduciaries — may provide financings with respect to alternative assets held in Kansas trusts (referred to as “fidfin trusts” under the TEFFI Act) and provide qualified custodial and trustee services. As such, through its charter, BFF is authorized to exercise fiduciary powers similar to those permitted to national banks under the authority of the Comptroller of the Currency, including as lender and custodian and trustee of, and with respect to, fidfin trusts holding alternative assets.

As a result of the issuance of the operating charter, we believe that we have a significant competitive advantage under the TEFFI Act, which aims to position Kansas as the preferred low-tax jurisdiction in the United States for TEFFIs that will operate as specialized trust companies chartered in Kansas offering alternative asset financial products and services. Trust companies chartered under the TEFFI Act must operate as financial fiduciaries in the financial technology space — FidFinTech — offering liquidity solutions and trust and custody services under a consolidated and unified regulatory framework, a first for our industry. Pursuant to the provisions of the TEFFI

Act, BFF is expected to be the only company permitted to offer such services under the TEFFI Act through 2023. We strongly believe operating as a regulated trust company will enhance our overall value proposition by bringing, among other benefits, the comfort of our oversight by regulators to our Customers who rely on us to deliver timely liquidity and related financial products and services.

Critically, we believe that Ben is the first company with the ability to provide liquidity to alternative asset investors through a regulated trust company. We act as a principal using our own balance sheet to provide liquidity solutions to our Customers, while competing firms typically act as intermediaries brokering transactions between parties or funds representing other people’s money. This differentiation can provide us with three significant cost advantages: lower cost of capital, lower execution costs and lower holding costs, thus allowing us to offer our Customers cost-effective liquidity solutions. BFF’s role as a regulated Kansas TEFFI using our own balance sheet to facilitate liquidity solutions also allows us to form direct relationships with each of our Customers, which incentivizes us to prioritize the customer experience and deploy our capital in ways that enhance our balance sheet. We believe this alignment of interests will be critical and will fuel our ability to grow our core liquidity products and expand into adjacent products and services.

Prior to the TEFFI Act, there was no single jurisdiction in the United States that we believe allowed the alternative asset industry to operate at full efficiency. Regulations in states such as Delaware, Wyoming and Nevada have enacted certain operating provisions, but we believe the TEFFI Act includes specific elements that create a holistic framework for companies providing liquidity in the alternative investment market. The new law in Kansas addresses this issue and creates a “home” for this multi-trillion-dollar industry and is designed to be business friendly, promote regulator cooperation and offer tax incentives for companies who move assets to Kansas under the new legislation.

Regulatory

We believe that the multiple layers of regulatory oversight built into our business model will instill confidence in our Customers in their dealings with us. Our regulated business lines help to deliver a suite of products and services in an environment of safety, soundness and security. Our regulators currently include: (1) the SEC, (2) the Financial Industry Regulatory Authority (“FINRA”), and (3) the Kansas Office of the State Bank Commissioner (the “OSBC”), as a regulator of BFF. Only BFF, our subsidiary, is regulated by the OSBC. The OSBC does not regulate the entirety of Beneficient.

Leadership

Our management team has worked together for years and is grounded by our core values of trailblazing, trust and teamwork. We are led by Brad Heppner, our founder and CEO, a 30+ year industry-veteran who has previously founded successful alternative investment companies, including The Crossroads Group, L.P. (a pioneering alternative asset fund-of-funds), and Capital Analytics (an administrative and data analytics platform for the administration of alternative assets). Our leadership team includes other industry veterans with broad fiduciary, investing and operating experience in relevant industries. We also benefit from the guidance of a world-class Board of Directors with deep experience in financial markets, including former Dallas and Atlanta Federal Reserve Presidents Richard W. Fisher and Dennis P. Lockhart.

Recent Developments

Business Combination

On September 21, 2022, we entered into a Business Combination Agreement with Avalon, a publicly traded special purpose acquisition company. On June 7, 2023, in accordance with the Business Combination

Agreement, the Company completed its previously announced merger with Avalon. In connection with the closing of the Transaction, among other things, the Company converted from a Delaware limited partnership to a Nevada corporation and changed its corporate name from “The Beneficient Company Group, L.P.” to “Beneficient” Pursuant to the Conversion, each Class A Common Unit of BCG (the “BCG Class A Common Units”) converted into 1.25 shares of Class A common stock, each Class B Common Unit of BCG (the “BCG Class B Common Units”) converted into 1.25 shares of Class B common stock, and the capital account balance of the Preferred Series B Subclass 2 Unit Accounts of BCG (“BCG Preferred B-2 Unit Accounts”) converted into shares of Class A common stock at a rate based on a 20% discount to the $10.00 valuation of the Class A common stock (or $8.00). As a result, in the Conversion, we issued 86,116,884 shares of Class A common stock with respect to the BCG Class A Common Units, 19,140,451 shares of Class B common stock with respect to the BCG Class B Units and 94,050,534 shares of Class A common stock with respect to the BCG Preferred B-2 Unit Accounts.

In connection with the closing of the Transactions, the Company issued (i) an aggregate of approximately 7,971,864 shares of Class A common stock to the former holders of Class A common stock of Avalon, par value $0.0001 per share (“Avalon Class A common stock”), and Class B common stock of Avalon, par value $0.0001 per share (“Avalon Class B common stock”), outstanding immediately prior to June 7, 2023, and (ii) an aggregate of approximately 2,796,864 shares of Series A preferred stock to non-redeeming Avalon Class A stockholders, and the outstanding Avalon warrants converted into an aggregate of 23,625,000 redeemable Warrants. In accordance with their terms, all shares of Series A preferred stock issued at closing of the Transaction were automatically converted into shares of Class A common stock. At closing, $27.9 million of cash remained in the trust account of Avalon (the “Trust Account”). There were $26.1 million in transaction expenses deducted from the Trust Account, leaving $1.8 million in net proceeds. Upon the closing of the Business Combination, the outstanding Series A preferred stock converted into an aggregate of approximately 687,588 shares of Class A common stock.

Forward Purchase Agreement

On June 5, 2023, we entered into a Prepaid Forward Purchase Agreement, by and between the Company and RiverNorth SPAC Arbitrage Fund, L.P. (the “Purchaser”), pursuant to which the Purchaser has agreed to, among other things, effect certain purchases of shares of Avalon Class A common stock that would have been redeemed in connection with the special meeting of Avalon’s stockholders (the “Special Meeting”) to approve the transactions contemplated Business Combination Agreement (as amended through June 25, 2023, the “Forward Purchase Agreement”).

Pursuant to the Forward Purchase Agreement, Purchaser agreed to purchase shares of Avalon Class A common stock (the “AVAC FPA Shares”) at a purchase price per share of $10.588 (for aggregate consideration of $25.0 million). The AVAC FPA Shares were not redeemed in connection with the Special Meeting and converted into shares of Class A Common Stock and Series A preferred stock at the close of the Business Combination, which shares of Series A preferred stock were subsequently converted into shares of Class A common stock and Purchaser held an aggregate of 2,956,480 shares of Class A common stock following the conversion in respect of the AVAC FPA Shares (such shares of Class A common stock, the “FPA Shares”). The $25.0 million in proceeds (the “Disbursed Amount”) in respect of the FPA Shares was disbursed from the Trust Account following the consummation of the Business Combination. $5.0 million of the Disbursed Amount was disbursed to Beneficient, with the remaining $20.0 million (the “Reserve Amount”) disbursed to Purchaser to be held by Purchaser until the Maturity Date (as defined below) or until its earlier release per the terms of the Forward Purchase Agreement.

The Forward Purchase Agreement provides for two categories of FPA Shares (i) 1,064,333 FPA Shares are categorized as “Purchased Shares” (the “Purchased Shares”) and (ii) the remaining 1,892,147 FPA Shares are categorized as “Prepaid Forward Shares” (the “Prepaid Forward Shares”). If by the 10th anniversary of the close of the Business Combination, Purchaser has received less than $5.0 million, in gross proceeds from, and Purchaser has used good faith efforts to sell, the Purchased Shares, Beneficient has agreed to cause BCH to issue Purchaser an amount of Preferred Series A Subclass 0 Unit Accounts of BCH (the “BCH Preferred A-0 Unit Accounts”) (or such other senior most preferred security of Beneficient) as consideration for any shortfall amounts less than $5.0 million from the sale of the Purchased Shares. Purchaser agreed for the first six months following the Business Combination not to sell any Purchased Shares below $5.00 per share or to sell more than 10% of the daily trading volume of the Class A common stock if the volume weighted average price of the Class A common stock is between $5.00 and $8.00 for any such trading day.

Upon the sales of the Prepaid Forward Shares, the Purchaser will remit $10.588 per share, or such lesser price per share designated by the Company (“Designated Price”) by written notice setting forth the Designated Price and the number Prepaid Forward Shares that may be sold at such price (“Designated Price Notice”) delivered to Purchaser prior to any such sales, to the Company. On June 8, 2025 (“Maturity Date”), any Prepaid Forward Shares not sold by the Purchaser will be returned to the Company and any remaining amounts in respect of the Prepaid Forward Shares will be retained by the Purchaser, less any amounts still owed to the Company from sales effected prior to the Maturity Date.

Until December 8, 2023, the Purchaser agrees to the following sales conditions for the Purchased Shares and Non-Redemption shares — (a) on a daily basis, all sales must either (i) exceed $8.00 per share or (ii) represent less than 10% of daily volume of the Class A common stock and (b) no sales below $5.00 per share; provided, however that, other than with respect to sales of Prepaid Forward Shares at a price not lower than the Designated Price in a Designated Price Notice, Purchaser shall not sell any shares for less than $10.588 per share except in accordance with this paragraph (v) and further provided that other than with respect to sales of Prepaid Forward Shares at a price not lower than the Designated Price in a Designated Price Notice, Purchaser shall not sell any shares below $10.588 once Purchaser has received $5.0 million from the sale of such shares referenced in the Forward Purchase Agreement.

Standby Equity Purchase Agreement

On June 27, 2023, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (“Yorkville”). Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to Yorkville up to $250.0 million of Class A common stock at the Company’s request any time during the commitment period commencing on June 27, 2023 (the “Effective Date”) and terminating on the first day of the month following the 36-month anniversary of the Effective Date. Each issuance and sale by the Company to Yorkville under the SEPA (an “Advance”) is subject to a maximum limit equal to the greater of: (i) an amount equal to 100% of the aggregate volume traded of the Company’s Class A common stock on Nasdaq for the five trading days immediately preceding an Advance Notice (as defined in the SEPA), or (ii) $10,000,000, which amount may be increased upon mutual consent. The shares will be issued and sold to Yorkville at a per share price equal to, at the election of the Company as specified in the relevant Advance Notice: (i) 95% of the Market Price (as defined below) for any period commencing on the receipt of the Advance Notice by Yorkville and ending on 4:00 p.m. New York City time on the applicable Advance notice date (the “Option 1 Pricing Period”), and (ii) 97% of the Market Price for any three consecutive trading days commencing on the Advance notice date (the “Option 2 Pricing Period,” and each of the Option 1 Pricing Period and the Option 2 Pricing Period, a “Pricing Period”). “Market Price” is defined as, for any Option 1 Pricing Period, the daily volume weighted average price (“VWAP”) of the Class A common stock on Nasdaq during the Option 1 Pricing Period, and for any Option 2 Pricing Period, the lowest VWAP of the Class A common stock on the Nasdaq during the Option 2 Pricing Period. The Advances are subject to certain limitations, including that Yorkville cannot purchase any shares that would result in it beneficially owning more than 9.99% of the Company’s outstanding Class A common stock at the time of an Advance (the “Ownership Limitation”) or acquiring since the Effective Date under the SEPA more than 19.99% of the Company’s outstanding Class A common stock and Class B common stock as of the date of the SEPA (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including, where the Company has obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.” Additionally, if the total number of Class A common stock traded on Nasdaq during the applicable Pricing Period is less than the Volume Threshold (as defined below), then the number of Class A common stock issued and sold pursuant to such Advance notice will be reduced to the greater of (a) 30% of the trading volume of the Class A common stock on Nasdaq during the relevant Pricing Period as reported by Bloomberg L.P., or (b) the number of Class A common stock sold by Yorkville during such Pricing Period, but in each case not to exceed the amount requested in the Advance notice. “Volume Threshold” is defined as a number of Class A common stock equal to the quotient of (a) the number of shares in the Advance notice requested by the Company divided by (b) 0.30.

The Company has paid YA Global II SPV, LLC, a subsidiary of Yorkville, a structuring fee in the amount of $25,000. In addition, the Company paid a commitment fee to Yorkville in an amount equal to $1.25 million (the “Commitment Fee”) by the issuance of 456,204 shares of Class A common stock. Yorkville agreed that neither it nor any of its affiliates will engage in any short-selling or hedging of the Company’s Class A common stock during the term of the SEPA.

Corporate Information

Beneficient’s principal executive offices are located at 325 N. Saint Paul St., Suite 4850, Dallas, Texas 75201, and its phone number is (214) 445-4700. Beneficient’s website is https://www.trustben.com/. Information found on or accessible though out website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

Implications of Being an Emerging Growth Company, a Smaller Reporting Company and a Controlled Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:

•

being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including this prospectus, subject to certain exceptions;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements, including in this prospectus;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of:

•	the last day of the fiscal year that follows the fifth anniversary of the effectiveness of our registration statement on Form S-4 in connection with the Business Combination;

•	the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion;

•	the date on which we are deemed to be a “large accelerated filer,” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting Common Stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting Common Stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” Pursuant to the terms of the Stockholders Agreement, the Class B Holders have the right to elect a majority of the Company’s directors. As a result, we are a “controlled company” within the meaning of the Nasdaq Listing Rules. A controlled company may elect not to comply with certain corporate governance standards. If we cease to be a “controlled company” and our securities continue to be listed on Nasdaq, we will be required to comply with these standards within the applicable transition period.

RISK FACTORS

Any investment in shares of any of the Offered Securities involves a high degree of risk. You should carefully consider all of the information contained in this prospectus and any subsequent prospectus supplement, including our financial statements and related notes thereto, before deciding whether to purchase the Offered Securities. In particular, you should carefully consider, among other things, the risks and uncertainties discussed in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2023, which is incorporated by reference herein. However, such risks and those discussed elsewhere in any subsequent prospectus supplement are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect us. If any of the risks described in any subsequent prospectus supplement or others not specified therein materialize, our business, financial condition and results of operations could be materially and adversely affected. In that case, you may lose all or part of your investment.

USE OF PROCEEDS

All of the Offered Securities offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive all of the proceeds from the exercise of the Warrants for cash, if any. Assuming the exercise of all of the Warrants being offered pursuant to this prospectus for cash at the $11.50 exercise price per share, we would receive an aggregate of approximately $1.5 million before expenses. However, we will not receive any proceeds from the sale of the shares of Class A common stock issuable upon the exercise of the Warrants, Series A preferred stock issuable upon exercise of the Warrants or the shares of Class A common stock that may be issuable upon conversion of the Series A preferred stock issuable upon exercise of the Warrants. We have broad discretion over the use of any proceeds from the exercise of the Warrants, which we anticipate will be used for general corporate purposes.

There is no assurance that the holders of the Warrants will elect to exercise for cash any or all of such Warrants, especially when the trading price of our Class A common stock is less than the $11.50 exercise price per share of the Warrants. We believe the likelihood that Warrant holders will exercise the Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Class A common stock. If the trading price for our Class A common stock is less than the $11.50 exercise price per share of the Warrants, we expect that the Warrant holders will not exercise their Warrants. To the extent that any Warrants are exercised on a “cashless basis” under certain conditions, we would not receive any proceeds from the exercise of such Warrants.

The Selling Holders will pay any brokerage fees or commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in selling the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DESCRIPTION OF SECURITIES

The following description summarizes certain important terms of the capital stock of Beneficient, including the provisions included in our articles of incorporation, bylaws, certain registration rights agreements and the Amendment to Warrant Agreement, dated June 7, 2023 (the “Warrant Agreement”), by and among (i) Avalon, (ii) Beneficient and (iii) Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent (the “Warrant Agent”). This description is not complete and is qualified by reference to the full text of our articles of incorporation, bylaws, and the Warrant Agreement, which are also included as exhibits to the Registration Statement on Form S-1, along with the applicable provisions of the Nevada Revised Statutes (the “NRS”).

General

Our authorized capital stock consists of 1,500,000,000 shares of our Class A common stock, 20,000,000 shares of Class B common stock and 250,000,000 shares of preferred stock, of which 50,000,000 are designated as Series A preferred stock pursuant to a certificate of designation.

Common Stock

Voting

Each holder of our Class A common stock is entitled to one vote per each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and each holder of our Class B common stock is entitled to 10 votes per share on all matters on which stockholders generally are entitled to vote. Holders of shares of Common Stock vote as a single class, except for certain matters for which only holders of Class B common stock are entitled to vote. Pursuant to a Stockholders Agreement, dated June 6, 2023, by and among Beneficient, Beneficient Holdings Inc. (“BHI”), Hicks Holdings Operating, LLC (“Hicks Holdings”), and Bruce Schnitzer (“Schnitzer”) the Class B Holders agreed to vote their shares as specified therein with respect to the directors elected by the Class B Holders (the “Class B Directors”), and Beneficient agreed to not take certain actions without the consent of the Class B common stock.

Dividends

Subject to preferences that may apply to any outstanding shares of preferred stock, holders of Common Stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose on a non-cumulative basis; provided, however, that in the case of any dividends in Common Stock, holders of Class A common stock are entitled only to receive Class A common stock and holders of Class B common stock are entitled only to receive Class B common stock. In no event will the shares of either Class A common stock or Class B common stock be split, divided, or combined unless the outstanding shares of the other class are proportionally split, divided or combined.

Liquidation or Dissolution

In the event of our liquidation, dissolution, distribution of assets or winding up, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the Liquidation Preference (as defined herein) of any outstanding shares of preferred stock, including shares of Series A preferred stock.

Conversion and Transferability

Shares of Class A common stock are not convertible into any other shares of our capital stock. Shares of Class B common stock are convertible into shares of Class A common stock at any time at the option of the holder or upon any transfer, except for certain transfers described in our articles of incorporation. Common Stock (including Common Stock obtained from the conversion of Series A preferred stock) held by parties to lock-up agreements are subject to contractual transfer restrictions.

Other Provisions

Holders of Common Stock have no preemptive or subscription rights. There are no redemption or sinking fund provisions applicable to shares of Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of Series A preferred stock and shares of any other series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our articles of incorporation, our board of directors are authorized, subject to limitations prescribed by the NRS and by our articles of incorporation, to issue up to 250,000,000 shares of preferred stock in one or more series without further action by the holders of Common Stock, and 50,000,000 shares of preferred stock are designated as shares of Series A preferred stock pursuant to a certificate of designation. Our board of directors have the discretion, subject to limitations prescribed by the NRS, our articles of incorporation and the Stockholders Agreement, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The rights, preferences, privileges and restrictions of Series A preferred stock are described below.

Series A Preferred Stock

Maturity

Subject to the redemption and conversion rights described below, shares of Series A preferred stock are perpetual securities.

Priority

Shares of Series A preferred stock rank, with respect to dividend rights and/or distribution rights upon the liquidation, winding up or dissolution, as applicable, of Beneficient: (i) senior to shares of Common Stock and each other class or series of capital stock of Beneficient, the terms of which do not expressly provide that such class or series ranks senior or on parity to shares of Series A preferred stock as to dividend rights or distribution rights upon Beneficient’s liquidation, winding up or dissolution (such stock, “Junior Stock”); (ii) on parity with any class or series of capital stock of Beneficient, the terms of which expressly provide that such class or series ranks on parity with shares of Series A preferred stock as to dividend rights and distribution rights upon Beneficient’s liquidation, winding-up or dissolution (such stock “Parity Stock”); and (iii) junior to each class or series of capital stock of Beneficient, the terms of which expressly provide that such class or series ranks senior to shares of Series A preferred stock as to dividend rights or distribution rights upon Beneficient’s liquidation, winding-up or dissolution.

Voting

Holders of Series A preferred stock are not entitled to vote on any matter, expect as required by law.

Dividends

Holders of Series A preferred stock are entitled to receive ratably any dividends that our board of directors declares and pays on the Common Stock, on an as-converted basis, when paid to holders of Common Stock. Beneficient may, subject to customary restrictions, but is not required to, declare or pay any dividends solely on shares of Series A preferred stock.

Liquidation or Dissolution

The initial liquidation preference of Series A preferred stock is $0.001 per share, plus any declared but unpaid dividends (the “Liquidation Preference”). In the event of our liquidation, dissolution or winding up, holders of

Series A preferred stock are entitled to receive, per share of Series A preferred stock, the Liquidation Preference or, prior to the Series A Preferred Stock Conversion Date (as defined herein), if a greater amount, the amount such holder would have received had their shares of Series A preferred stock converted into Class A common stock immediately prior to such liquidation event.

Conversion, Transferability and Exchange

Each share of Series A preferred stock that is then issued and outstanding is convertible, at the option of the holder thereof, into one-fourth (1/4) of a share of Class A common stock (the “Conversion Rate”) on, and only on, the later of (i) 90 days after the effective time of the Avalon Merger (the “Avalon Merger Effective Time”) and (ii) 30 days after a registration statement under the Securities Act has been declared effective with respect to the issuance of Class A common stock and Series A preferred stock upon the exercise of the Public Warrants (the “Series A Preferred Stock Conversion Date”); provided that prior to the Series A Preferred Stock Conversion Date, if at the time a share of Series A preferred stock is issued, the Series A preferred stock is not listed on The Nasdaq Stock Market, LLC, then such shares of Series A preferred stock shall automatically and immediately upon issuance convert into shares of Class A common stock at the Conversion Rate. Each holder of Series A preferred stock shall be deemed to have elected to convert such shares under such optional conversion right from Series A preferred stock into Class A common stock unless they have delivered written notice addressed to investor relations of Beneficient two business days prior to the Series A Preferred Stock Conversion Date, stating that they do not wish to elect to participate in such optional conversion.

In the event of specified extraordinary transactions, as a result of which shares of Class A common stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof), each share of Series A preferred stock outstanding immediately prior to such event will, without the consent of the holders of Series A preferred stock, become convertible into the kind of stock, other securities or other property or assets that such holder would have been entitled to receive if such holder had converted its shares of Series A preferred stock into shares of Class A common stock immediately prior to such event.

The equity-holders parties to the lock-up agreements are subject to contractual transfer restrictions with respect to their shares of Series A preferred stock and any shares of Class A common stock into which their shares of Series A preferred stock are converted.

Redemption

At any time after the Series A Preferred Stock Conversion Date, Beneficient may redeem, ratably, in whole or, from time to time in part, the shares of Series A preferred stock of any holder then outstanding at the Liquidation Preference in cash. Holders of shares of Series A preferred stock do not have the right to require Beneficient to redeem their shares of Series A preferred stock under any circumstances.

Sinking Fund

Shares of Series A preferred stock are not subject to or entitled to the operation of a retirement or sinking fund.

Anti-Takeover Effects of Various Provisions of Nevada Law, Our Articles of Incorporation and Our Bylaws

Provisions of the NRS and our articles of incorporation and bylaws could make it more difficult to acquire Beneficient by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, which are summarized below, may discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of Beneficient to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure it outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be, or in the future we may become, subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada publicly traded corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Class A Director Election and Class B Director Designation Rights

Our articles of incorporation provide that, if on the record date for notice of any meeting of stockholders of the Company at which directors are to be elected by the holders of Common Stock, (i) the aggregate number of outstanding shares of Class B common stock is at least twenty-five percent (25%) of the number of shares of

Class B common stock outstanding on the date of the articles of incorporation, or (ii) if the condition in preceding clause (i) is not satisfied, the aggregate capital account balances with respect to the limited partner interests in BCH, held by the Class B Holders is an amount that is at least twenty percent (20%) of the aggregate capital account balances such limited partner interests on the date of the articles of incorporation (the condition in either clause (i) or clause (ii) being referred to as the “Class B Threshold”), then, then (i) holders of shares of Class B common stock, voting as a separate class, are entitled to elect that number of directors that constitutes 51% (rounded up to the nearest whole number) of the total number of authorized directors and (ii) holders of shares of Common Stock, voting as a single class, are entitled to elect all remaining directors that are not otherwise entitled to be elected by a series of preferred stock, but in no event shall they not be entitled to elect at least one director. Accordingly, so long as the Class B Threshold is met, holders of shares of Class A common stock only have the ability, voting together with two holders of the Class B common stock as a single class (with each holder of the Class B common stock having 10 votes per share of the Class B common stock), to vote on the election of a minority of the board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Beneficient. If, on the applicable record date, the Class B Threshold is not met, then holders of Common Stock will vote together as a single class with respect to the election of all directors, with each holder of the Class B common stock having 10 votes per share of Class B common stock.

Removal of Directors

Subject to the terms and conditions of the Stockholders Agreement, if the Class B Threshold is met, (i) a Class A Director (as defined herein) may be removed from office at any time by an affirmative vote of the stockholders representing not less than two-thirds of the voting power of the outstanding Common Stock that is entitled to vote at an annual or special meeting, voting together as a single class, and (ii) a Class B Director may be removed from office at any time by an affirmative vote of the stockholders representing not less than two-thirds of the voting power of the outstanding Class B common stock that is entitled to vote at an annual or special meeting, voting as a separate class. If the Class B Threshold is not met, then any director may be removed by an affirmative vote of the stockholders representing not less than two-thirds of the voting power of the outstanding Common Stock that is entitled to vote at an annual or special meeting.

Amendments to Articles of Incorporation and Bylaws

Our articles of incorporation provide that they may be amended, altered, changed or repealed in any manner provided by statute, provided that specified amendments require the affirmative vote or consent of the holders of two-thirds of the voting power of our capital stock eligible to vote in the election of directors, and other specified amendments that affect the rights of holders of Class B common stock require the affirmative vote of the holders of Class B common stock eligible to vote in the election of directors if the Class B Threshold is met. Our articles of incorporation also provide that our bylaws may be adopted, amended, altered or repealed by our stockholders upon the approval of at a majority of the voting power entitled to vote thereon. Additionally, our articles of incorporation provide that our bylaws may be adopted, amended, altered or repealed by our board of directors.

Size of Board and Vacancies

Our articles of incorporation provide that the number of directors on our board of directors are fixed exclusively by our board of directors, provided that the board of directors shall initially consist of nine (9) directors. Subject to the rights of the holders of Class B common stock, any newly created directorship that results from an increase in the number of directors or any vacancy that results from the death, disability, resignation, disqualification or removal of any director or from any other cause will be filled solely by the affirmative majority vote of the directors then in office, or by a sole remaining director, and will not be filled by the stockholders; provided, however, that any vacancy in the office of a Class B Director shall be filled solely by the holders of Class B common stock, voting as a separate class, or, in the absence of a stockholder vote, by a vote of the remaining Class B Directors; provided further, that if (i) any increase in the number of directors results in the Class B

Directors representing less than 51% (rounded up to the nearest whole number) of the directors, and (ii) at the time of such increase, the Class B Threshold is met, then the newly created directorship resulting from such increase will be filled by the holders of the Class B common stock, voting as a separate class, or, in the absence of a stockholder vote, by a vote of the remaining Class B Directors.

Furthermore, our articles of incorporation provide that directors have one vote per director on all matters brought before our board of directors; provided, however, that in the event of a vacancy in the office of a Class B Director, each Class B Director has the number of votes per Class B Director equal to (i) the total number of Class B Director seats divided by (ii) the number of Class B Director seats that are not then vacant.

Special Stockholder Meetings

Our articles of incorporation provide that only the chairman of the board of directors, our chief executive officer or our president upon the direction of the board of directors pursuant to a resolution adopted by a majority of the board of directors may call special meetings of stockholders, and stockholders may not call special stockholder meetings.

Stockholder Action by Written Consent

Our articles of incorporation provide that stockholder action must take place at the annual or a special meeting of Beneficient stockholders, and no action shall be taken by stockholders by written consent; provided, however, that if the Class B Threshold is met, then any action required or permitted to be taken by the holders of Class B common stock may be effected by an action by written consent in lieu of a meeting with the approval of the holders of outstanding Class B common stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares of Class B common stock entitled to vote thereon were present and voted.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and nominations of candidates for election as directors designated by holders of Class A common stock and Class B common stock, voting together as a single class (the “Class A Directors”). Additionally, our bylaws require that candidates nominated by stockholders for election as a Class A Director disclose their qualifications and make customary representations, including that (i) they are not a party to any undisclosed voting commitment, any voting commitment that could interfere with their ability to fulfill their fiduciary duties as a director, should they be elected, or any undisclosed agreement pursuant to which they would receive compensation, reimbursement or indemnification in connection with their service as a director and (ii) they will be in compliance, should they be elected, with our bylaws, our Code of Business Conduct and Ethics and any other publicly available policies and guidelines applicable to our directors.

No Cumulative Voting

The NRS provides that stockholders will not have the right to cumulate votes in the election of directors unless the company’s articles of incorporation provides otherwise. Our articles of incorporation do not provide for cumulative voting.

Undesignated Preferred Stock

The authority that our board of directors possess to issue shares of preferred stock could potentially be used to discourage attempts by third parties to obtain control of Beneficient through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may be able to issue shares of preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Common Stock.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

Elimination of Liability of Directors

The NRS authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders and creditors for damages as a result of any act or failure to act in their capacity as a director or officer, and our articles of incorporation include such an exculpation provision. Our articles of incorporation provide that, to the fullest extent permitted by the NRS, no director or officer will be personally liable to us, our stockholders or our creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer. While our articles of incorporation provide directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate this duty. Accordingly, our articles of incorporation have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Indemnification of Directors, Officers and Employees

Our articles of incorporation and bylaws require us to indemnify any director, officer, employee or agent of Beneficient who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of Beneficient or is or was serving at the request of Beneficient as a director, officer, employee or agent of, or in any other capacity for, another corporation, partnership, joint venture, limited liability company, trust, or other enterprise, to the fullest extent permitted under Nevada law, against all expense, liability and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Beneficient and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

We are authorized under our bylaws to purchase and maintain insurance to protect Beneficient and any current or former director, officer, employee or agent of Beneficient or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Beneficient would have the power to indemnify such person against such expense, liability or loss under the NRS.

We have entered into an indemnification agreement with each of our directors and officers. The indemnification agreements provide that we will indemnify each indemnitee to the fullest extent permitted by the NRS from and against all loss and liability suffered and expenses, judgments, fines and amounts paid in settlement incurred in connection with defending, investigating or settling any threatened, pending, or completed action, suit or proceeding related to the indemnitee’s service with Beneficient. Additionally, we have agreed to advance to the indemnitee expenses incurred in connection therewith.

The limitation of liability and indemnification provisions in these indemnification agreements and our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in Beneficient’s securities may be adversely affected to the extent we pay the costs of settlement and damage awards under these indemnification provisions.

Exclusive Forum

Our articles of incorporation provide that, unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, will, to the fullest extent permitted by law, be the sole and exclusive forum for any or all actions, suits, proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim, (i) brought in the name or right of Beneficient or on its behalf, (ii) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of

Beneficient to Beneficient or Beneficient’s stockholders, (iii) arising or asserting a claim pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation or the Bylaws, (iv) to interpret, apply, enforce or determine the validity of the Articles of Incorporation or the Bylaws or (v) asserting a claim governed by the internal affairs doctrine. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, then any other state district court located in the State of Nevada will be the exclusive forum for such action. In the event that no state district court in the State of Nevada has jurisdiction over any such action, then a federal court located within the State of Nevada will be the exclusive forum for such action.

Our articles of incorporation also provide that its exclusive forum provisions will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which federal courts have exclusive jurisdiction. Additionally, the articles of incorporation provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against Beneficient or any of Beneficient’s directors, officers, other employees or agents. There is uncertainty as to whether a court would enforce this provision with respect to claims under the Securities Act.

Corporate Opportunity Waiver

Our articles of incorporation acknowledge that we may have overlapping directors and officers with other entities that compete with our businesses and that we may engage in material business transactions with such entities. In the articles of incorporation, we will renounce our rights to certain business opportunities, and the articles of incorporation provide that no director or officer will breach their fiduciary duty and therefore be liable to us or our stockholders by reason of the fact that any such individual directs a corporate opportunity to another person or entity instead of to us, or does not refer or communicate information regarding such corporate opportunity to us, unless (i) such opportunity was expressly offered to such person solely in his or her capacity as a director or officer of us or as a director or officer of any of our subsidiaries, and (ii) such opportunity relates to a line of business in which we or any of our subsidiaries is then directly engaged.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and shares of our preferred stock are available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of Common Stock and shares of preferred stock could render more difficult or discourage an attempt to obtain control of Beneficient by means of a proxy contest, tender offer, merger or otherwise.

Registration Rights

We have entered into registration rights agreements with several parties as detailed below.

Registration Rights for the Public Warrants

In connection with the assumption of the Avalon Warrants, we have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our Business Combination, which occurred on June 7, 2023 (the “Closing”), we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock and Series A preferred stock issuable upon exercise of the Public Warrants (as defined herein). We will use our commercially reasonable efforts to cause the same to become effective within 60 business days following the Closing and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Public Warrants in accordance with the provisions of the Warrant Agreement.

Legacy Beneficient Holders Registration Rights Agreement

In connection with the consummation of the Transactions, the Company, the Avalon Sponsor and the directors and executive officers of the Company, and other direct and indirect holders of BCH entered into a Registration Rights Agreement (the “Ben Legacy Holder Registration Rights Agreement”) containing certain registration rights for their Class A common stock and the shares of Class A common stock underlying the Class B common stock. Under the Ben Legacy Holder Registration Rights Agreement, as soon as it is permitted to do so, the Company shall file a shelf registration statement to register the resale of certain shares of Class A common stock and maintain its effectiveness until all registrable securities have been sold or may be sold in a single transaction pursuant to Rule 144 without volume limitation or current public information. Holders of registrable securities shall be entitled to demand and piggyback registration rights, subject to certain conditions set forth in the Ben Legacy Holder Registration Rights Agreement. The foregoing description of the Ben Legacy Holder Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Ben Legacy Holder Registration Rights Agreement.

GWG Registration Rights Agreement

On August 10, 2018, BCG and GWG entered into the Registration Rights Agreement related certain securities held by GWG in BCG, which provided GWG with certain customary registration rights (the “GWG Registration Rights Agreement”). The registrable securities under the GWG Registration Rights Agreement would include the shares of Class A common stock issuable upon the conversion of the certain BCG securities pursuant to the Conversion and the BCH Preferred Series C Subclass 1 Unit Accounts (“the BCH Preferred C-1 Unit Accounts”). Pursuant to the GWG Registration Rights Agreement, GWG is entitled to certain customary demand registration, shelf takedown and piggyback registration rights, subject to certain customary limitations (including with respect to minimum offering size and a maximum number of demands and underwritten shelf takedowns within certain periods). The agreement remains in effect until the earlier of the date GWG is permitted to sell all registrable securities under Rule 144 or until the registrable securities are sold. The foregoing description of the GWG Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the GWG Registration Rights Agreement.

Hatteras Registration Rights Agreement

On December 7, 2021, BCG entered into the Hatteras Registration Rights Agreement with certain holders party thereto (collectively, “Hatteras” or the “Hatteras Entities”), pursuant to which, Hatteras was provided certain registration rights related to the BCG Preferred B-2 Unit Accounts (the “Hatteras Registration Rights Agreement”). The registrable securities under the Hatteras Registration Rights Agreement would include the shares of Class A common stock issuable upon the conversion of the BCG Preferred B-2 Unit Accounts pursuant to the Conversion. The Hatteras Registration Rights Agreement provides the holders with certain demand registration, shelf takedown and piggyback registration rights with respect to the registrable securities, subject to certain customary limitations (including with respect to the maximum number of securities and a maximum number of demands and underwritten shelf takedowns within certain periods). The Hatteras Registration Rights Agreement remains in effect until the earlier of the seventh anniversary of the closing of the initial issuance of the BCG Preferred B-2 Unit Accounts or, as to the holders party thereto or any permitted transferees of such holders, on such date on which all registrable securities owned by such holders or any permitted transferees of such holders cease to be registrable securities. In connection with the Business Combination, the Company assumed the Hatteras Registration Rights Agreement. The foregoing description of the Hatteras Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Hatteras Registration Rights Agreement.

Recent Financings Registration Rights Agreement

On December 1, 2022, the Company, through its subsidiary, entered into agreements to finance liquidity transactions with respect to alternative assets with a net asset value (“NAV”) of approximately $5.3 million as of the date of the relevant financing agreement (the “Recent Financings”). The Recent Financings closed in connection with the Closing, and the Company issued the investor 530,000 shares of Class A common stock and 132,500 Warrants (the “Recent Financing Units”). In connection with the Recent Financings, the Company granted certain customary registration rights to the investors receiving the securities comprising the Recent Financing Units.

Stockholders Agreement

One June 6, 2023, in connection with the consummation of the Business Combination, the Company and certain Class B Holders entered into the Stockholders Agreement.

Pursuant to the Stockholders Agreement, the Class B Holders shall have the right to elect at least five Class B Directors, and the board of directors are required to establish and maintain (i) a compensation committee, (ii) a nominating committee, (iii) an executive committee and (iv) a community reinvestment committee (collectively, the “Board Committees”). The Stockholders Agreement also provides that each of the Board Committees will be comprised of no more of four members, and at least two (2) members shall be Class B Directors designated by the majority of the Class B Directors and the remaining members shall be designated by the directors elected by holders of Class A common stock and Class B common stock, voting together as a single class. The majority of the Class B Directors also have the right to designate the chair of each of the Board Committees. The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement.

Public Warrants

Commencing on June 8, 2023, each Warrant listed for trading on Nasdaq under the symbol “BENFW” entitles the registered holder to purchase, at an exercise price of $11.50 (subject to adjustment as discussed below), one share of Class A common stock and one share of Series A preferred stock at any time commencing 30 days after the Closing, provided that we have an effective registration statement under the Securities Act covering the shares of the Class A common stock and Series A preferred stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Public Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Each share of Series A preferred stock that is then issued and outstanding is convertible into one-fourth (1/4) of a share of Class A common stock on, and only on, the later of (i) 90 days after the Avalon Merger Effective Time and (ii) 30 days after a registration statement under the Securities Act has been declared effective with respect to the issuance of Class A common stock and Series A preferred stock upon the exercise of the Public Warrants unless the holder of the Series A preferred stock elects to not convert under the optional conversion right.

Pursuant to the Warrant Agreement, a Public Warrant holder may exercise its Public Warrants only for a whole number of shares of Class A common stock and Series A preferred stock. This means only a whole Public Warrant may be exercised at a given time by a Public Warrant holder. The Public Warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any Class A common stock or Series A preferred stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of the Class A common stock and the Series A preferred stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available, including as a result of a notice of redemption described below under “Redemption of Public Warrants when the price per Class A common stock equals or exceeds $10.00”. No Public Warrant will be exercisable and we will not be obligated to issue a share of the Class A common stock or Series A preferred stock upon exercise of a Public Warrant unless the shares of the Class A common stock and Series A preferred stock issuable upon such Public Warrant exercise has been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant.

We have agreed that as soon as practicable, but in no event later than twenty business days after the Closing, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock and Series A preferred stock issuable upon exercise of the Public Warrants. We will use our commercially reasonable efforts to cause the same to become effective within 60 business days following the Closing and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Public Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective by the 60th business day after the Closing of the initial business combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In addition, if shares of Class A common stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of our Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we elect to do so, we will not be required to file or maintain in effect a registration statement, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering each such Public Warrant for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Public Warrants, multiplied the excess of the “fair market value” less the exercise price of the Public Warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the volume-weighted average price of the shares of Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by Continental Stock Transfer & Trust Company.

Redemption of Public Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $18.00

We may redeem the outstanding Public Warrants (except as described herein with respect to the Private Warrants (as defined herein)):

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days prior written notice of redemption to each Public Warrant holder; and

•

if, and only if, the last reported sale price of the shares of Class A common stock for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the Public Warrant holders (which we refer to as the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for anti-dilution adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant).

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. However, we will not redeem the Public Warrants unless an effective registration statement under the Securities Act covering the shares of the Class A common stock and Series A preferred stock issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares of the Class A common stock and the Series A preferred stock is available throughout the 30-day redemption period.

If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her, or its Public Warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising Public Warrant holder to pay the exercise price for each Public Warrant being exercised. However, the price of the shares of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for anti-dilution adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant) as well as the $11.50 (for whole shares) Public Warrant exercise price after the redemption notice is issued.

Redemption of Public Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $10.00

We may redeem the outstanding Public Warrants:

•	in whole and not in part;

•

at $0.10 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their Public Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of the Class A common stock; if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for anti-dilution adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant); and

•

if the Reference Value is less than $18.00 per share (as adjusted for anti-dilution adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant) the Private Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

During the period beginning on the date the notice of redemption is given, holders may elect to exercise their Public Warrants on a cashless basis. The numbers in the table below represent the number of shares of the Class A common stock that a Public Warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of the Class A common stock on the corresponding redemption date (assuming holders elect to exercise their Public Warrants and such Public Warrants are not redeemed for $0.10 per Public Warrant), determined based on volume-weighted average price of the Class A common stock as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Public Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Public Warrants, each as set forth in the table below. We will provide our Public Warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Public Warrant or the exercise price of the Public Warrant is adjusted. If the number of shares issuable upon exercise of a Public Warrant is adjusted, the adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Public Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Public Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Public Warrant. If the exercise price of a Public Warrant is adjusted, (a) in the case of an anti-dilution adjustment, the adjusted stock prices in the column headings will equal the unadjusted stock price multiplied by a fraction, the numerator of which is the higher of the (i) the volume-weighted average trading price of Avalon’s Class A common stock during the 20 trading day period starting on the trading day prior to the date on which we completed our initial business combination (such price, the “Market Value”) and (ii) if Avalon issued additional shares of Avalon Class A common stock or equity-linked securities for capital raising purposes in connection with the Closing at an issue price or effective issue price of less than $9.20 per share of Avalon Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to an Avalon Sponsor or its affiliates, without taking into account any shares of Avalon Class B common stock initially issued to the Avalon Sponsor in a private placement prior to its IPO (the “Founder Shares”) held by an Avalon Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”) and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “Anti-dilution Adjustments” below, the adjusted stock prices in the column headings will equal the unadjusted stock price less the decrease in the exercise price of a Public Warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of warrants)	Fair Market Value of Our Class A Common Stock
	☐$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	☐$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of the Class A common stock to be issued for each Public Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable.

No fractional shares of the Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of each of the Class A common stock and Series A preferred stock to be issued to the holder.

Maximum Percentage Procedures

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to Continental Stock Transfer & Trust Company’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of the Class A common stock issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding shares of either of the Class A common stock or Series A preferred stock is increased by a stock capitalization or stock dividend payable in shares of the Class A common stock or Series A preferred stock, or by a split-up of common stock or other similar event, then, on the effective date of such stock capitalization or stock dividend, split-up or similar event, the number of shares of the Class A common stock or Series A preferred stock, as applicable, issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of common stock or preferred stock.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of the Class A common stock or Series A preferred stock on account of such Class A common stock or Series A preferred stock, as applicable, other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of the Class A common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of the Class A common stock issuable on exercise of each Public Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of the Class A common stock or Series A preferred stock in respect of such event.

If the number of outstanding shares of the Class A common stock or Series A preferred stock, as applicable, is decreased by a consolidation, combination, reverse share split, or reclassification of the Class A common stock or the Series A preferred stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of the Class A common stock or the Series A preferred stock, as applicable, issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of the Class A common stock.

In case of any reclassification or reorganization of the outstanding Class A common stock or Series A preferred stock (other than those described above or that solely affects the par value of such Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A common stock or Series A preferred stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of the Class A common stock and Series A preferred stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of the Class A common stock or Series A preferred stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event.

However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the

Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Class A common stock, the holder of a Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Public Warrant holder had exercised the Public Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement.

Additionally, if less than 70% of the consideration receivable by the holders of the Class A common stock in such a transaction is payable in the form of the Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Public Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants.

The Public Warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least 50% of the then- outstanding Public Warrants to make any change that the parties deem adversely affects the interests of the registered holders.

The Public Warrants may be exercised upon surrender of the Public Warrant certificate on or prior to the expiration date at the offices of the Public Warrant agent, with the exercise form on the reverse side of the Public Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Public Warrants and receive Class A common stock. After the issuance of Class A common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Private Warrants

The warrants issued by Avalon in a private placement completed in connection with Avalon’s initial public offering, which were assumed in connection with the closing of the Business Combination (such warrants, the “Private Warrants”), are identical to the Public Warrants except that, so long as they are held by an Avalon Sponsor or their permitted transferees (except as otherwise set forth herein), (i) they are not redeemable by us, (ii) they are exercisable on a cashless basis and (iii) prior to the Preferred Stock Conversion Date, the Private Warrants will not receive Series A preferred stock upon exercise of a Private Warrant.

An Avalon Sponsor, or its permitted transferees, has the option to exercise the Private Warrants on a cashless basis and have certain registration rights. Except as described below, the Private Warrants have terms and provisions that are identical to the Public Warrants. If the Private Warrants are held by holders other than an Avalon Sponsor or its permitted transferees, the Beneficient Private Warrants are redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her, or its warrants for that number of shares of the Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Class A common stock underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) over the exercise price of the warrants by (y) the historical fair market value. For these purposes, the “historical fair market value” shall mean the average last reported sale price of the shares of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to Continental Stock Transfer & Trust Company.

In connection with the Business Combination, the holders of the Private Warrants consented to the amendment to the Private Warrants to waive the right to receive Series A preferred stock upon exercise of a Private Warrant unless such exercise is after the later of (x) 90 days after the Closing Date and (y) 30 days after we have an effective registration statement under the Securities Act with respect to the issuance of shares of Class A common stock and Series A preferred stock upon exercise of the Public Warrants and the Private Warrants.

Description of Securities of Beneficient Company Group, L.L.C and Beneficient Company Holdings, L.P.

The following is a description of (i) the membership interests of Beneficient Company Group, L.L.C. (“Ben LLC”), a wholly-owned subsidiary of the Company, and (ii) the common and preferred units of BCH, a non-wholly-owned indirect subsidiary of the Company. This description is not complete and is qualified by reference to the full text of the First Amended and Restated Limited Liability Company Agreement of Beneficient Company Group, L.L.C. (the “Ben A&R LLCA”) and the Eighth Amended and Restated Limited Partnership Agreement of Beneficient Company Holdings, L.P. (the “BCH Eighth A&R LPA”).

Beneficient Company Group, L.L.C.

Membership Interests. The membership interests in Ben LLC are subdivided into the managing member interests and the non-managing member interests. The managing member interests are held by the Company, as the sole managing member of Ben LLC. The non-managing member interests represent an interest of a non-managing member in Ben LLC. The only non-managing member interests outstanding are the Class A Units (the “Ben LLC Class A Units”), which are held solely by the Company. In connection with the Closing, Ben LLC issued a Ben LLC Class A Unit to the Company for each share of Class A common stock and Class B common stock that was issued by the Company. Ben LLC may issue additional non-managing member interests from time to time. The Company is the sole holder of the outstanding non-managing members interests and entitled to receive any distributions made by Ben LLC, including any distributions upon Ben LLC’s liquidation.

Distributions. The managing member of Ben LLC may authorize distributions by Ben LLC to the holders of non-managing member interests, which, subject to the terms and provisions of any class or series of non-managing member interests subsequently issued by Ben LLC, shall be distributed on a pro rata basis.

Voting. The following is a summary of the vote required by the non-managing members for approval of the matters specified below. Certain matters that require approval may require the approval of the “Outstanding” membership interests, as the term “Outstanding” is defined in the Ben A&R LLCA. In addition, except as expressly provided in the Ben A&R LLCA, non-managing members of Ben LLC shall not have the right to vote on any matter involving Ben LLC.

The non-managing members have no approval right to issue additional units; approve a merger, company sale or dissolution; or the withdrawal or removal of Ben LLC’s managing member. The Ben A&R LLCA may be amended, supplemented, waived or modified by the Company, as Ben LLC’s managing member, without the approval of the non-managing members. However, any amendments that would modify the limited liability of any non-managing member or enlarge the obligations of a non-managing member, or that would materially and adversely affect the rights of any class of membership interests would require the approval of such non-managing members or the holders of not less than a majority of the voting power of the outstanding membership interests of the affected class, as applicable. The non-managing members have no approval right with respect to the transfer of Ben LLC’s managing member interest; provided, that the Ben LLC managing member may not transfer the managing member interest unless (i) the transferee agrees to assume the rights and duties of the managing member, (ii) Ben LLC receives an opinion of counsel that such transfer would not result in the loss of limited liability of any non-managing member, and (iii) such transferee agrees to purchase the general partner or managing member interest held by the Ben LLC managing member, if any, of BCH and the subsidiaries of Ben LLC and BCH.

Liquidation. Any amounts Ben LLC distributes upon the occurrence of Ben LLC’s liquidation will be made, subject to the terms and provisions of any class or series of non-managing member interests subsequently issued by Ben LLC, to the holders of non-managing member interests in accordance with, and to the extent of, the positive balances in their respective capital accounts.

Transfer of Membership Interests. Except as may be provided in an applicable exchange agreement, by and among the Company, Ben LLC and other parties, no holder of a non-managing member interest may transfer any such non-managing member interests without the prior written consent of the Company, as the Managing Member, which consent may be granted or withheld in its sole discretion. Upon the transfer of any non-managing member interests in accordance with the Ben A&R LLCA, the transferee of such non-managing member interests shall be admitted as a non-managing member with respect to the non-managing member interests transferred when such transfer and admission are reflected in the books and records. Each transferee:

•	automatically becomes bound by the terms and conditions of the Ben A&R LLCA;

•	grants the powers of attorney contained in the Ben A&R LLCA; and

•	gives the consents, waivers and approvals contained in the Ben A&R LLCA.

Ben LLC may, at its discretion, treat the nominee holder of membership interests as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Membership interests are securities, and any transfers thereof are subject to the laws governing the transfer of securities in addition to the provisions of the Ben A&R LLCA, which prohibit any transfers of non-managing member interests without the consent of the managing member. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted member in the Ben LLC with respect to the transferred membership interests.

Until a membership interest has been transferred on Ben LLC’s books, Ben LLC and any transfer agent may treat the record holder of the membership interest as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

The Ben A&R LLCA also includes certain additional restrictions on the transfer of the membership interests. No transfer may be made if such transfer would:

•

violate the then applicable federal or state securities laws or rules and regulations of the SEC, any state securities commission or any other governmental authority with jurisdiction over such transfer;

•	terminate Ben LLC’s existence or qualification under the laws of the State of Delaware; or

•	cause Ben LLC to be treated as an association taxable as a corporation or otherwise be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed).

Beneficient Company Holdings, L.P.

The Company’s only cash generating assets consist of the interests it owns, indirectly through Ben LLC, in its non-wholly owned subsidiary, BCH. Therefore, the Company’s cash flow and resulting ability to make distribution to its stockholders is completely dependent on the ability of BCH to make distributions to its partners, including Ben LLC, and the terms and provisions of the BCH Eighth A&R LPA. Subject to applicable law and contractual restrictions to which BCH may be subject, the Company controls, as the managing member of Ben LLC, which is the sole general partner of BCH, whether and when BCH makes any distributions. The actual amount of cash that BCH has available for distribution depends on the amount of cash BCH, its subsidiaries and related affiliates generate from their operations. As a result of the Company’s dependence on distributions from BCH, the following is a description of the partnership interests of BCH under the terms of the BCH Eighth A&R LPA, as well as the relative priorities of such partnership interests.

Limited Partner Interests in BCH

The limited partner interests in BCH are comprised of five classes designated as BCH Class A Units, BCH Class S Ordinary Units, BCH Class S Preferred Units, BCH FLP Unit Accounts and BCH Preferred Series Unit Account (as such terms are defined below). The BCH FLP Unit Accounts are subdivided into BCH FLP-1 Unit Accounts, BCH FLP-2 Unit Accounts and the BCH FLP-3 Unit Accounts. The BCH Preferred Series Unit Accounts are further subdivided into the BCH Preferred A-0 Unit Accounts, BCH Preferred Series A Subclass 1 Unit Accounts (“BCH Preferred A-1 Unit Accounts”) and the BCH Preferred C-1 Unit Accounts, although the BCH Preferred C-1 Units converted into shares of Class A common stock effective July 10, 2023. The limited partner interests in BCH are entitled to certain allocations, distributions, preferred returns, conversion and other rights and preferences as set forth in the BCH Eighth A&R LPA, which are described in further detail below.

Preferred Returns and Special Allocations

Each of the BCH Preferred A-1 Unit Accounts, BCH Preferred C-1 Unit Accounts (to the extent outstanding) and BCH Class S Preferred Units are entitled to quarterly preferred returns pursuant to the BCH Eighth A&R LPA, subject to a limited waiver and deferral of such return for the BCH Preferred A-1 Unit Accounts and the BCH Class S Preferred Units as provided in the BCH Eighth A&R LPA. Such limited waiver does not affect or waive any accrued quarterly preferred returns or hypothetical capital account balances. To the extent there is not sufficient income to allocate the quarterly preferred return to the respective capital account for these units, the amount of the quarterly preferred return that is not allocated to the capital account will be allocated to a hypothetical capital account for each holder and will become allocable to the holder’s capital account in the next quarterly period in which there is sufficient income to make such allocation, subject to the limited waiver and deferral of such return and any allocations to the hypothetical capital accounts for the BCH Preferred A-1 Unit Accounts and the BCH Class S Preferred Units. The hypothetical capital account balances are used to calculate the amount of the quarterly preferred return. In addition, holders of the BCH Preferred A-1 Unit Accounts, BCH Preferred C-1 Unit Accounts (to the extent outstanding) and BCH Class S Preferred Units are entitled to receive allocations upon a sale of BCH, or more than 40% of its assets, up to the amount of their hypothetical capital account balances, which increases such holder’s capital account balances upon which distributions are made. As a result, these hypothetical capital account balances represent a significant implicit value to the holders of such partnership interests, and the amount of such hypothetical capital account balances have priority over any distributions that may be made with respect to the BCH Class A Units indirectly held by the Company.

Priority of Distributions

The BCH Class A Units held indirectly by the Company are subject to the preferences to other classes of BCH limited partner interests, including the right to receive any distributions from BCH. These classes of BCH limited partner interests that have priority over the BCH Class A Units are primarily held, directly, or indirectly, by the Company’s officers, directors and existing equityholders. The following summarizes the order of priority of distributions from BCH from operations and from a sale of BCH, or at least 40% of the value of its assets.

Distributions From Operations

The BCH Class A Units held by Ben LLC are only entitled to receive with respect to the operations of BCH discretionary distributions as determined by Ben LLC, as the general partner of BCH.

•	Funds available for such discretionary distributions are subject to the prior payment of the following obligations that have priority over such discretionary distributions:

•	any required distributions to holder of the BCH FLP-3 Unit Accounts;

•	any required tax distributions under the BCH Eighth A&R LPA; and

•	any redemption of the BCH Preferred A-0 Unit Accounts which may be required by the holders thereof on or after January 1, 2023.

•	In addition, such discretionary distributions are subject to certain restrictions and no discretionary distributions, assuming funds are available, may be made until:

•

there are no BCH Preferred C-1 Unit Accounts without the consent of a majority in interest of the holders of the BCH Preferred C-1 Unit Accounts, provided, that upon the conversion of the BCH Preferred C-1 Unit Accounts effective July 10, 2023, this limitation is no longer applicable;

•	any required guaranteed payment with respect to the BCH Preferred A-0 Unit Accounts have been made; and

•	any required distributions to BCH Preferred A-1 Unit Accounts that have been requested pursuant to Section 4.01 of the BCH Eighth A&R LPA have been made.

•	Any discretionary distributions made shall be in the following order of priority:

•

First, pro rata to the holders of the BCH Preferred A-1 Unit Accounts until the amount of such distributions and tax distributions to such holders equals the sum of all unpaid quarterly returns applicable to the BCH Preferred A-1 Unit Accounts;

•

Second, pro rata to the holders of any outstanding BCH Preferred C-1 Unit Accounts until the amount of such distributions and tax distributions to such holders equals the sum of all unpaid quarterly returns applicable to the BCH Preferred C-1 Unit Accounts;

•

Third, pro rata to the holders of the BCH Class S Preferred Units until the amount of such distributions and tax distributions to such holders equals the sum of all unpaid quarterly returns applicable to the BCH Class S Preferred Units; and

•

Thereafter, pro rata to all holders of the limited partner interests in BCH in accordance with their respective positive capital account balances; provided, that without the consent of the executive committee of the Company’s board of directors, such distributions may not result in the amount of liquid assets of BCH being less than the “Minimum Retained Earnings.” The Minimum Retained Earnings is an amount equal to (i) the sum of the hypothetical capital account balances for the BCH Preferred A-1 Unit Accounts, BCH Preferred C-1 Unit Accounts, and BCH Class S Preferred Units; (ii) the sum of all capital contributions made by the BCH Class A Units, plus (iii) the aggregate amount of carrying value adjustments allocated to the limited partner interests.

Distribution of Sales Proceeds

In the event of a sale of BCH, or more than 40% of the assets, the proceeds of such sale shall be distributed in the following order of priority:

•	First, pro rata to the holders of the BCH Preferred A-0 Unit Accounts in an amount equal to the positive capital account attributable to the BCH Preferred A-0 Unit Accounts;

•

Second, pro rata and pari passu to the holders of (i) the BCH Preferred A-1 Unit Accounts in an amount equal to the positive capital account attributable to the BCH Preferred A-1 Unit Accounts and (ii) any outstanding BCH Preferred C-1 Unit Accounts in an amount equal to the positive capital account attributable to the BCH Preferred C-1 Unit Accounts;

•	Third, pro rata to the holders of the BCH Class S Preferred Units in an amount equal to the positive capital account attributable to the BCH Class S Preferred Units; and

•	Thereafter, pro rata to the holders of the BCH Class A Units and the BCH Class S Ordinary Units.

BCH Class A Units

The BCH Class A Units are comprised solely of the BCH Class A Units (“BCH Class A Units”). The BCH Class A Units track the Ben LLC Class A Units. BCH shall issue one BCH Class A Unit for each Ben LLC Class A Unit outstanding. The BCH Class A Units track the Ben LLC Class A Units with respect to profit and loss allocations and are subject to being redeemed or cancelled when a corresponding Ben LLC Class A Unit is redeemed or cancelled. Ben LLC owns one hundred percent (100%) of the outstanding BCH Class A Units.

Distributions. Each BCH Class A Unit is entitled to receive discretionary cash distributions to the extent BCH makes discretionary distributions. Funds available for such discretionary distributions are subject to the prior payment of the following obligations that have priority over such discretionary distribution: (i) any required distributions to holders of the BCH FLP-3 Unit Accounts; (ii) any required tax distributions under the BCH Eighth A&R LPA; and (iii) any redemption of the BCH Preferred A-0 Unit Accounts which may be required by the holders of the BCH Preferred A-0 Unit Accounts on or after January 1, 2023. In addition, BCH may not make any discretionary distributions without the consent of a majority in interest of the holders of the outstanding BCH Preferred Series C-1 Unit Accounts, provided, that upon the conversion of the BCH Preferred C-1 Unit Accounts effective July 10, 2023, this limitation is no longer applicable. Further, no discretionary distributions, assuming funds are available, shall be made until (i) the guaranteed payments to the BCH Preferred A-0 Unit Accounts have been made; and (ii) any required distributions to BCH Preferred A-1 Unit Accounts that have been requested pursuant to Section 4.01 of the BCH Eighth A&R LPA have been made.

Discretionary distributions shall first be made to the holders of the Preferred Series A Subclass 1 Unit Accounts of BCH (the “BCH Preferred A-1 Unit Accounts”), then to the holders of the BCH Preferred C-1 Unit Accounts and then to the holders of the Class S Preferred Units of BCH (the “BCH Class S Preferred Units”) until the amount of such discretionary distributions, and any tax distributions, are equal to their respective unpaid preferred returns, and then to all holders of BCH units, including the BCH Class A Units, pro rata in accordance with their respective positive capital account balances. For additional information, see the section titled “Priority of Distributions — Distributions from Operations.”

Voting. The BCH Class A Units have no voting rights, except as provided in the BCH Eighth A&R LPA as set forth below. Unless BCH has received the affirmative vote or consent of the holders of a majority in interest of the outstanding BCH Class A Units voting as a separate class, BCH cannot adopt any amendment to the BCH Eighth A&R LPA that would materially and adversely affect the rights of such class. In addition, the limited partners of BCH shall have the right to vote on any merger, consolidation, combination or conversion of BCH.

Partnership Sale, Liquidation. Upon the occurrence of a Partnership Sale (as defined in the BCH Eighth A&R LPA) involving BCH or the liquidation of BCH, the guaranteed payments (described below) to the BCH Preferred A-0 Unit Accounts shall first be paid. The remaining amounts available for distribution will be made to BCH limited partners in accordance with their respective capital account balances in the order of priority as set forth in the BCH Eighth A&R LPA. For additional information, see the section titled “Priority of Distributions — Distribution of Sales Proceeds.” The holders of certain outstanding BCH units that have priority as to the BCH Class A Units will be specially allocated items of gross income and gain in a manner designed to achieve, in the event of any Partnership Sale or liquidation, a capital account balance equal to such class’s preferred or designated return.

BCH Class S Units

The Class S Units of BCH (the “BCH Class S Units”) are subdivided into the Class S Ordinary Units (the “BCH Class S Ordinary Units”) and the BCH Class S Preferred Units.

BCH Class S Ordinary Units

Distributions. Each BCH Class S Ordinary Unit is entitled to receive discretionary cash distributions to the extent BCH makes discretionary distributions; provided, that, BCH may not make any discretionary distributions without the consent of a majority in interest of the holders of the outstanding BCH Preferred Series C-1 Unit

Accounts, provided, further, that upon the conversion of the BCH Preferred C-1 Unit Accounts effective July 10, 2023, this limitation is no longer applicable. Further, no discretionary distributions shall be made until (i) the guaranteed payments to the BCH Preferred A-0 Unit Accounts have been made; (ii) any required distributions to holders of the BCH FLP-3 Unit Accounts have been made; (iii) any required tax distributions under the BCH Eighth A&R LPA have been made; and (iv) any redemption of the BCH Preferred A-0 Unit Accounts which may be required by the holders of the BCH Preferred A-0 Unit Accounts on or after January 1, 2023 have been completed.

Discretionary distributions shall first be made to the holders of the BCH Preferred A-1 Unit Accounts, then to the holders of any outstanding BCH Preferred C-1 Unit Accounts and then to the holders of the BCH Class S Preferred Units until the amount of such discretionary distributions, and any tax distributions, are equal to their respective unpaid preferred returns, and then to the holders of BCH units, including the BCH Class S Ordinary Units, pro rata in accordance with their respective positive capital account balances. For additional information, see the section titled “Priority of Distributions — Distribution from Operations.”

Issuance of Additional BCH Class S Units. As of March 31, 2023, the holders of the BCH Class S Ordinary Units include BHI, a Related Entity, Mr. Hicks, and BMP, which holds such BCH Class S Ordinary Units in connection with the BMP Equity Incentive Plan. Following certain allocations of income to the BCH Class S Units, the capital account balance associated with such BCH Class S Units shall be reduced to zero and, in exchange, the holders shall be issued an equal number of BCH Class S Ordinary Units and BCH Class S Preferred Units equal to the amount of the reduction in the capital account divided by a price, which we refer to as the unit price, that will equal to the closing price of the Class A common stock on the primary exchange on which the shares of Class A common stock are listed on the date of such exchange or, if the Class A common stock is not listed on a national securities exchange, the closing price on the date of such exchange as quoted on the automated quotation system on which the Class A common stock is quoted. Such provisions result in the holders of the BCH Class S Ordinary Units receiving additional limited partner interests in BCH as a result of the allocation of income of BCH while retaining the BCH Class S Units.

Redemption, Conversion or Exchange. BCH Class S Ordinary Units may be exchanged, in accordance with the terms of the BCH Eighth A&R LPA and an exchange agreement to be executed by and among the Company, BCH and others, on a one-for-one basis, for Class A common stock upon election of a holder of BCH Class S Ordinary Units. Upon such election, each BCH Class S Ordinary Unit shall be exchanged for one share of Class A common stock, each exchanged BCH Class S Ordinary Unit will then be cancelled, and BCH shall issue to Ben LLC a BCH Class A Unit for each BCH Class S Ordinary Unit that is exchanged.

Voting. The BCH Class S Ordinary Units have no voting rights, except as provided in the BCH Eighth A&R LPA as set forth below. Unless BCH has received the affirmative vote or consent of the holders of a majority in interest of the outstanding BCH Class S Units, or the BCH Class S Ordinary Units or BCH Class S Preferred Units, as applicable, voting as a separate class, BCH cannot adopt any amendment to the BCH Eighth A&R LPA that would materially and adversely affect the rights of such class or subclass, as applicable. In addition, the limited partners of BCH shall have the right to vote on any merger, consolidation, combination or conversion of BCH.

Partnership Sale, Dissolution. Upon the occurrence of a Partnership Sale involving BCH or the liquidation of BCH, the guaranteed payments to the BCH Preferred A-0 Unit Accounts shall first be paid. The remaining amounts available for distribution will be made to BCH limited partners in accordance with their respective capital account balances in the order of priority as set forth in the BCH Eighth A&R LPA. For additional information, see the section titled “Priority of Distributions — Distribution of Sale Proceeds.” The holders of certain outstanding BCH units that have priority as to the BCH Class S Ordinary Units will be specially allocated items of gross income and gain in a manner designed to achieve, in the event of any Partnership Sale or liquidation, a capital account balance equal to such class’s preferred or designated return.

BCH Class S Preferred Units

Distributions. Each BCH Class S Preferred Unit is entitled to receive discretionary cash distributions to the extent BCH makes discretionary distributions; provided, that, BCH may not make any discretionary distributions without the consent of a majority in interest of the holders of the BCH Preferred Series C-1 Unit Accounts provided, further, that upon the conversion of the BCH Preferred C-1 Unit Accounts effective July 10, 2023, this limitation is no longer applicable. Further, no discretionary distributions shall be made until (i) the guaranteed payments to the BCH Preferred A-0 Unit Accounts have been made; (ii) any required distributions to holders of the BCH FLP-3 Unit Accounts have been made; (iii) any required tax distributions under the BCH Eighth A&R LPA have been made; and (iv) any redemption of the BCH Preferred A-0 Unit Accounts which may be required by the holders of the BCH Preferred A-0 Unit Accounts on or after January 1, 2023 have been completed.

Discretionary distributions shall first be made to the holders of the BCH Preferred A-1 Unit Accounts and then to the holders of any outstanding BCH Preferred C-1 Unit Accounts until the amount of such discretionary distributions, and any tax distributions, are equal to their respective unpaid preferred return. Discretionary distributions shall then be made to the holders of the BCH Class S Preferred Units until the amount of such discretionary distributions, and any tax distributions, are equal to their total unpaid preferred return. Thereafter, discretionary distributions shall be made to the holders of BCH units pro rata in accordance with their respective positive capital account balances. For additional information, see the section titled “Priority of Distributions — Distributions from Operations.”

Preferred Return and Special Allocations. The BCH Class S Preferred Units are entitled to a quarterly preferred return (the “Quarterly Class S Preferred Unit Return”) equal to the hypothetical capital account balance of such BCH Class S Preferred Unit, multiplied by a rate, which we refer to as the base rate. Under the BCH Eighth A&R LPA, the base rate is the most recent 90-Day Average Secured Overnight Financing Rate as published by the Federal Reserve Bank of New York prior to each fiscal quarter plus 0.5% (2.0% per annum); provided, that the BCH Class S Preferred Unit preferred rate shall be waived and shall not accrue during the period from the effective date of the BCH Eighth A&R LPA until December 31, 2024, except to the extent of allocations of income to the holders of the BCH Class S Preferred Units. In connection with the consummation of the Business Combination, the holders of the BCH Class S Preferred Units agreed to significantly reduce the BCH Class S Preferred Unit return rate and also agreed to waive and defer the accrual of the preferred return as described above. In addition, until January 1, 2025, the hypothetical Class S Preferred Unit capital account will only be increased to the extent there are allocations of income during such period. The agreement to waive and not accrue the Quarterly Class S Preferred Unit Return from the effective date of the BCH Eighth A&R LPA until December 31, 2024 does not affect or waive any Quarterly Class S Preferred Unit Returns or hypothetical BCH Class S Preferred Unit Accounts capital account already accrued as of the effective date.

Subject to the limited waiver and deferral of the preferred return as provided in the BCG Eighth A&R LP, (i) to the extent there is sufficient income, the BCH Class S Preferred quarterly return is allocated to the capital accounts of the holders of the BCH Class S Preferred Units, and (ii) to the extent there is not sufficient income, the portion of the quarterly preferred return that is not allocated to the capital account is allocated to the hypothetical Class S Preferred Units capital account and would become allocable to the holder’s capital account in the next quarterly period in which there is sufficient income to make such allocation (with respect to the aggregate amounts so accrued as of any given date, such amount, the “Accrued Quarterly Class Preferred Unit Return”).

Holders of the BCH Class S Preferred Units are entitled to receive, following the allocation of certain excluded amounts pursuant to Section 5.04(a)(viii) of the BCH Eighth A&R LPA and certain other required allocations pursuant to Section 5.04(f) of the BCH Eighth A&R LPA, allocations until the Quarterly Class S Preferred Unit Return and any Accrued Quarterly Class S Preferred Unit Return have been allocated. The hypothetical BCH Class S Preferred Unit capital account is used for purposes of calculating the Quarterly Class S Preferred Unit Return and, as a result, increases in the hypothetical BCH Class S Preferred Unit capital account result in increased returns in the future. Holders of the BCH Class S Preferred Units are also entitled to receive allocations of sale proceeds of BCH in an amount up to their hypothetical BCH Class S Preferred Unit capital account, thereby increasing such holder’s BCH Class S Preferred Unit capital account and resulting distributions. As a result, the hypothetical BCH Class S Preferred Unit capital account balance represents a significant implicit value to any holder of the BCH Class S Preferred Units.

Issuance of Additional BCH Class S Units. Following certain allocations of income to the BCH Class S Units, the capital account balance associated with such BCH Class S Units shall be reduced to zero and, in exchange, the holder shall be issued an equal number of BCH Class S Ordinary Units and BCH Class S Preferred Units necessary to provide such holder with an additional number of units that, in the aggregate, equal the amount of the reduction in the capital account divided by the unit price on the date of such exchange. On a quarterly basis, the capital account balance associated with the BCH Class S Preferred Units of each holder of such units shall be reduced by the amount of the profit allocated to such holder during such quarter pursuant to the BCH Eighth A&R LPA. In exchange, such holder shall be issued the number of BCH Class S Preferred Units equal to the amount of the reduction in the capital account balance divided by the unit price on the date of such exchange. Such provisions result in the holders of the BCH Class S Preferred Units receiving additional limited partner interests in BCH as a result of allocations of income of BCH while retaining the BCH Class S Units.

Redemption, Conversion or Exchange. BCH Class S Preferred Units may be converted into BCH Class S Ordinary Units on a quarterly basis upon election of the holder. The holder will receive 1.0 BCH Class S Ordinary Unit for every 1.2 BCH Class S Preferred Unit. Each converted BCH Class S Preferred Unit will be cancelled. The BCH Class S Ordinary Units issued upon such conversion may be contemporaneously exchanged for shares of Class A common stock.

Voting. The BCH Class S Preferred Units have no voting rights, except as provided in the BCH Eighth A&R LPA as set forth below. Unless BCH has received the affirmative vote or consent of the holders of a majority in interest of the outstanding BCH Class S Units, or the BCH Class S Ordinary Units or the BCH Class S Preferred Units, as applicable, voting as a separate class, BCH cannot adopt any amendment to the BCH Eighth A&R LPA that would materially and adversely affect the rights of such class or subclass, as applicable. In addition, the limited partners of BCH shall have the right to vote on any merger, consolidation, combination or conversion of BCH.

Partnership Sale, Dissolution. Upon the occurrence of a Partnership Sale involving BCH or the liquidation of BCH, the guaranteed payments to the BCH Preferred A-0 Unit Accounts shall first be paid. The remaining amounts available for distribution will be made to BCH limited partners in accordance with their respective capital account balances in the order of priority as set forth in the BCH Eighth A&R LPA. For additional information, see the section titled “Priority of Distributions — Distribution of Sale Proceeds.” The holders of certain outstanding BCH units that have priority as to the BCH Class S Preferred Units, as well as the holders of the BCH Class S Preferred Units, will be specially allocated items of gross income and gain in a manner designed to achieve, in the event of any Partnership Sale or liquidation, a capital account balance equal to such class’s preferred or designated return.

BCH FLP Unit Accounts

Certain members of our management team and our founders have retained certain profits interests and revenue and profit participations, which we collectively refer to as retained interests, that are represented by the BCH FLP Unit Accounts of BCH. The BCH FLP Unit Accounts are subdivided into BCH FLP-1 Unit Accounts, BCH FLP-2 Unit Accounts and BCH FLP-3 Unit Accounts. As of the date of this prospectus, BHI, a Related Entity, which owns a majority of the BCH Class S Units, BCH Preferred A-0 Unit Accounts and BCH Preferred A-1 Unit Accounts, held 100% of the BCH FLP-1 Unit Accounts and 100% of the BCH FLP-3 Unit Accounts and Beneficient Management Partners, L.P. (“BMP”) held 100% of the BCH FLP-2 Unit Accounts.

BCH FLP-1 Unit Accounts

Distributions. Each BCH FLP-1 Unit Account is entitled to receive discretionary cash distributions to the extent BCH makes discretionary distributions; provided, that, BCH may not make any discretionary distributions without the consent of a majority in interest of the holders of the BCH Preferred Series C-1 Unit Accounts, provided, further, that upon the conversion of the BCH Preferred C-1 Unit Accounts effective July 10, 2023, this limitation is no longer applicable. Further, no discretionary distributions shall be made until (i) the guaranteed payments to the BCH Preferred A-0 Unit Accounts have been made; (ii) any required distributions to holders of the BCH FLP-3 Unit Accounts have been made; (iii) any required tax distributions under the BCH Eighth A&R LPA have been made; and (iv) any redemption of the BCH Preferred A-0 Unit Accounts which may be required by the holders of the BCH Preferred A-0 Unit Accounts on or after January 1, 2023 have been completed.

Discretionary distributions shall first be made to the holders of the BCH Preferred A-1 Unit Accounts, then to the holders of any outstanding BCH Preferred C-1 Unit Accounts and then to the holders of the BCH Class S Preferred Units until the amount of such discretionary distributions, and any tax distributions, are equal to their respective unpaid preferred returns, and then to all holders of BCH units, including the BCH FLP-1 Unit Accounts, pro rata in accordance with their respective positive capital account balances. For additional information, see the section titled “Priority of Distributions — Distributions from Operations.”

Special Allocations, Issuances of Additional BCH Class S Units. In the event of an upward adjustment of the carrying value of any BCH assets and an allocation of the book difference allocation amount (approximately fifteen percent (15%) of the then outstanding capital account balances of the outstanding BCH Class A Units and the BCH Class S Units) among the BCH FLP-1 Unit Accounts and the BCH FLP-2 Unit Accounts, the capital account balance associated with each BCH FLP-1 Unit Account and BCH FLP-2 Unit Account shall be reduced by such allocation. In exchange for such reduction, each holder of the BCH FLP-1 Unit Accounts and the BCH FLP-2 Unit Accounts shall be issued the number of BCH Class S Ordinary Units equal to the amount of the reduction in the capital account balance divided by the unit price on the date of such exchange. Such provision results in BHI, a Related Entity, as the holder of the BCH FLP-1 Unit Accounts and BMP, as the holder of the BCH FLP-2 Unit Accounts, receiving additional limited partner interests in BCH as a result of any upward adjustment of the carrying value of the assets of BCH while retaining such BCH FLP-1 Units and BCH FLP-2 Units. As a result of the consummation of the Business Combination, an adjustment to the carrying value of BCH’s assets of approximately $391 million occurred. Pursuant to the BCH Eighth A&R LPA, approximately 39,077,780 Class S Ordinary Units would be issuable as a result of the carrying value adjustment. However, due to the Company’s Compensation Policy, the number of Class S Ordinary Units that may be issued in 2023 in connection with the consummation of the Business Combination will be limited; provided that any such Class S Ordinary Units that may not be issued in 2023 may be issued in subsequent years in accordance with the Compensation Policy. Subject to the limitation of the Compensation Policy, it is anticipated that as a result of the Business Combination, BHI, as the holder of the BCH FLP-1 Unit Accounts, will receive approximately 1,515,000 BCH Class S Ordinary Units and BMP, as the holder of the BCH FLP-2 Unit Accounts, will receive approximately 1,485,000 BCH Class S Ordinary Units as a result of the carrying value adjustment.

In addition to the carrying value adjustment relating to the consummation of the Business Combination, the carrying value will also be adjusted in the future upon the occurrence of certain events such as the acquisition of additional limited partner interests for more than a de minimis capital contribution. These events, and the resulting carrying value adjustments, are likely to occur. As a result, additional Class S Ordinary Units will be issuable to the holders of the BCH FLP-1 Unit Accounts and BCH FLP-2 Unit Accounts in the future in an amount that will be equal to approximately fifteen percent (15%) of the then outstanding capital account balances of the outstanding BCH Class A Units and BCH Class S Units.

The BCH FLP-1 Unit Accounts and the BCH FLP-2 Unit Accounts also receive certain allocations, including a special allocation to the retained interests, that result in the issuance of additional BCH Class S Ordinary Units and BCH Class S Preferred Units to the holders of such BCH FLP Unit Accounts. In addition to preferred allocations to BCH FLP-1 Unit Accounts upon a Partnership Sale (as defined in the BCH Eighth A&R LPA) with respect to BCH, the BCH FLP-1 Unit Accounts (receiving 50.5%) and the BCH FLP-2 Unit Accounts (receiving 49.5%) shall be allocated (i) fifteen percent (15%) of the profits and losses from financing activities of BCH and its subsidiaries and (ii) an amount equal to the lesser of (A) fifty percent (50%) of the revenues of BCH and its tax pass-through subsidiaries, excluding financing activities revenues, and (B) that amount of revenues that will cause the profit margin (as defined in the BCH Eighth A&R LPA) to equal twenty percent (20%). After any such allocations, other allocations of profits and losses excluding such special allocations, and allocations of sales proceeds, if a capital account balance associated with a BCH FLP-1 Unit Account or BCH FLP-2 Unit Account is positive, such capital account balance shall be reduced to zero and, in exchange, the holder of such BCH FLP Unit Account shall be issued an equal number of BCH Class S Ordinary Units and BCH Class S Preferred Units necessary to provide such holder with an additional number of units that, in the aggregate, equal the amount of the reduction in the capital account divided by the unit price on the date of such exchange. The allocation provisions may result in positive allocations, and the issuance of additional Class S Units, to the holders of the BCH FLP-1 Unit Accounts and BCH FLP-2 Unit Accounts when the Company is not profitable on a consolidated basis and/or when BCH is not profitable on an unconsolidated basis. Such BCH Class S Units that are issued may not be disposed of by any holder before April 1 of the following year. If the calculation of such allocations on a quarterly basis rather than an annual basis results in an excess allocation to the BCH FLP-1 Unit Accounts and the BCH FLP-2 Unit Accounts, then an equal number of issued BCH Class S Ordinary Units and BCH Class S Preferred Units having a value equal to such excess allocation shall be cancelled on or before March 31 of the following year.

Voting. Without the consent of the limited partners holding a majority of the BCH FLP Unit Accounts, voting as a single class, and, to the extent effecting the BCH FLP-3 Unit Accounts, the consent of the holders of a majority of the BCH FLP-3 Unit Accounts, BCH may not sell, modify the economic rights of, or pledge any interests in any subsidiary in a manner that adversely affects certain special allocations to the BCH FLP Units described above and the special allocations with respect to the BCH FLP-3Unit Accounts described below.

In addition, without the consent of the limited partners holding a majority of the BCH FLP Unit Accounts, voting as a single class, and, to the extent affecting the BCH FLP-3 Unit Accounts, the consent of the holders of a majority of the BCH FLP-3 Unit Accounts, BCH may not take any action or participate in any transaction that would cause BCH to hold, directly or indirectly, less than 100% of the economic interest in The Pen Indemnity Insurance Company, L.P., its subsidiaries and its general partner.

Except for the foregoing required approvals and as provided in the BCH Eighth A&R LPA as set forth below, the BCH FLP Unit Accounts have no voting rights. Unless BCH has received the affirmative vote or consent of the holders of a majority in interest of the outstanding BCH FLP Unit Accounts, or the BCH FLP-2 Unit Accounts, BCH FLP-2 Unit Accounts, or BCH FLP-3 Unit Accounts as applicable, voting as a separate class, BCH cannot adopt any amendment to the BCH Eighth A&R LPA that would materially and adversely affect the rights of such class or subclass, as applicable. In addition, the limited partners of BCH shall have the right to vote on any merger, consolidation, combination or conversion of BCH.

Partnership Sale, Dissolution. The BCH FLP Unit Accounts do not receive distributions upon a Partnership Sale or dissolution. However, prior to any such distribution, the capital account balances of the BCH FLP-1 Unit Accounts and the BCH FLP-2 Unit Accounts will be reduced to zero and the capital account balances of the BCH FLP-1 Unit Accounts and the BCH FLP-2 Unit Accounts will be converted into BCH Class S Ordinary and BCH Class S Preferred Units prior to any such distributions.

BCH FLP-2 Unit Accounts

Distributions. Each BCH FLP-2 Unit Account is entitled to receive discretionary cash distributions to the extent BCH makes discretionary distributions; provided, that, BCH may not make any discretionary distributions without the consent of a majority in interest of the holders of the BCH Preferred Series C-1 Unit Accounts provided, further, that upon the conversion of the BCH Preferred C-1 Unit Accounts effective July 10, 2023, this limitation is no longer applicable. Further, no discretionary distributions shall be made until (i) the guaranteed payments to the BCH Preferred A-0 Unit Accounts have been made; (ii) any required distributions to holders of the BCH FLP-3 Unit Accounts have been made; (iii) any required tax distributions under the BCH Eighth A&R LPA have been made; and (iv) any redemption of the BCH Preferred A-0 Unit Accounts which may be required by the holders of the BCH Preferred A-0 Unit Accounts on or after January 1, 2023 have been completed.

Discretionary distributions shall first be made to the holders of the BCH Preferred A-1 Unit Accounts, then to the holders of any outstanding BCH Preferred C-1 Unit Accounts and then to the holders of the BCH Class S Preferred Units until the amount of such discretionary distributions, and any tax distributions, are equal to their respective unpaid preferred returns, and then to all holders of BCH units, including the BCH FLP-2 Unit Accounts, pro rata in accordance with their respective positive capital account balances. For additional information, see the section titled “Priority of Distributions — Distributions from Operations.”

Special Allocations, Issuances of Additional BCH Class S Units. For additional information, see the section titled “BCH FLP-2 Unit Accounts — Special Allocations, Issuances of Additional BCH Class S Unit” for a discussion of the special allocations to, and conversion of, the BCH FLP-2 Unit Accounts into BCH Class S Units.

Voting. For additional information, see the section titled “BCH FLP-1 Unit Accounts — Voting” for a discussion of the approval and voting rights of the BCH FLP Unit Accounts.

Partnership Sale, Dissolution. For additional information, see the section titled “BCH FLP-1 Unit Accounts — Partnership Sale, Dissolution” for a discussion of the rights of the BCH FLP Unit Accounts upon a Partnership Sale or dissolution.

BCH FLP-3 Unit Accounts

Special Allocations, Distributions. The BCH FLP-3 Unit Accounts shall be allocated, on a pro rata basis each fiscal quarter, five percent (5%) of the profits and losses from financing activities of BCH and its subsidiaries, with certain exceptions; provided that the amount allocated for any fiscal quarter shall not exceed 10% of the average annualized stated interest of the quarterly average of new loans made by subsidiaries of Beneficient, including Beneficient Fiduciary Financial, L.L.C, to customized trust vehicles that we implement for our customers and through which we provide our customers liquidity for their alternative assets to finance liquidity transactions (the “ExAlt Loans”) issued during the twelve (12) quarters immediately preceding such fiscal quarter. If at the end of each fiscal year the capital account balance of any BCH Subclass 3 Unit Account is positive, BCH shall distribute to the holder of such BCH FLP-3 Unit Account cash in an amount equal to the capital account balance of such applicable BCH FLP-3 Unit Account, and such capital account will be reduced to zero. The allocation provisions may result in positive allocations, and additional distributions, to the holders of the BCH FLP-3 Unit Accounts when the Company is not profitable on a consolidated basis and/or when BCH is not profitable on an unconsolidated basis.

In addition to the foregoing special allocations and distributions, each BCH FLP-3 Unit Account is entitled to receive discretionary cash distributions to the extent BCH makes discretionary distributions; provided, that, BCH may not make any discretionary distributions without the consent of a majority in interest of the holders of the BCH Preferred Series C-1 Unit Accounts, provided, further, that upon the conversion of the BCH Preferred C-1 Unit Accounts effective July 10, 2023, this limitation is no longer applicable. Further, no discretionary distributions shall be made until (i) the guaranteed payments to the BCH Preferred A-0 Unit Accounts have been made, (ii) any required distributions to holders of the BCH FLP-3 Unit Accounts have been made; (iii) any required tax distributions under the BCH Eighth A&R LPA have been made; and (iv) any redemption of the BCH Preferred A-0 Unit Accounts which may be required by the holders of the BCH Preferred A-0 Unit Accounts on or after January 1, 2023 have been completed.

Discretionary distributions shall first be made to the holders of the BCH Preferred A-1 Unit Accounts, then to the holders of the outstanding BCH Preferred C-1 Unit Accounts, and then to the holders of the BCH Class S Preferred Units until the amount of such discretionary distributions, and any tax distributions, are equal to of their respective unpaid preferred returns, and then to all holders of BCH units, including the BCH FLP-3 Unit Accounts, pro rata in accordance with their respective positive capital account balances. For additional information, see the section titled “Priority of Distributions — Distributions from Operations.”

Redemption, Conversion or Exchange. The BCH FLP-3 Unit Accounts are not subject to any redemption, conversion or exchange.

Voting. For additional information, see the section titled “BCH FLP-1 Unit Accounts — Voting” for a discussion of the approval and voting rights of the BCH FLP Unit Accounts.

Partnership Sale, Dissolution. The BCH FLP-3 Unit Accounts do not receive distributions in connection with a Partnership Sale or dissolution. However, prior to any distribution of sales proceeds from a Partnership Sale, the holder of the BCH FLP-3 Unit Accounts will be entitled to receive any distributions that are payable as described above.

BCH Preferred Series A Unit Accounts

The Preferred Series A Unit Accounts of BCH (the “BCH Preferred A Unit Accounts”) are subdivided into the BCH Preferred A-0 Unit Accounts and the BCH Preferred A-1 Unit Accounts. Approximately $193,860,223 of BCH Preferred A-1 Unit Accounts were converted and exchanged for shares of Class A common stock and Class B common stock in connection with the Business Combination. A significant percentage of the BCH Preferred A-0 Unit Accounts and the BCH Preferred A-1 Unit Accounts are held by BHI, a related entity.

BCH Preferred A-0 Unit Accounts

Distributions. Each BCH Preferred A-0 Unit Account is entitled to receive, on a quarterly basis, a guaranteed payment in an amount equal to the (i) the product of (1) the then current capital account balance of such BCH Preferred A-0 Unit Account, multiplied by (2) 1.5% (or 6.0% per annum), plus (ii) any previously due but unpaid guaranteed payments owing to the holder of such BCH Preferred A-0 Unit Account. BCH’s obligation to make such guaranteed payment is not subject to available cash and has priority over all other distributions made by BCH. The guaranteed payments are not made payable in connection with an allocation of income but are a required cash payment recorded as an expense for BCH. On December 1, 2021, BHI and the other holders of the BCH Preferred A-0 Unit Accounts entered into an agreement to defer the delivery of guaranteed payments until August 31, 2023; provided that, the right to such deferred guaranteed payments continue to accrue on a quarterly basis and that guaranteed payments may be made prior to August 31, 2023 if the Audit Committee of the general partner of BCG determines that making such payment, in part or in full, would not cause the Company to incur a going concern.

In addition to the guaranteed payments, each BCH Preferred A-0 Unit Account is entitled to receive discretionary cash distributions to the extent BCH makes discretionary distributions; provided, that, BCH may not make any discretionary distributions without the consent of a majority in interest of the holders of the BCH Preferred Series C-1 Unit Accounts, provided, further, that upon the conversion of the BCH Preferred C-1 Unit Accounts effective July 10, 2023, this limitation is no longer applicable. Further, no discretionary distributions shall be made until (i) the guaranteed payments to the BCH Preferred A-0 Unit Accounts have been made, (ii) any required distributions to holders of the BCH FLP-3 Unit Accounts have been made; (iii) any required tax distributions under the BCH Eighth A&R LPA have been made; and (iv) any redemption of the BCH Preferred A-0 Unit Accounts which may be required by the holders of the BCH Preferred A-0 Unit Accounts on or after January 1, 2023 have been completed.

Discretionary distributions shall first be made to the holders of the BCH Preferred A-1 Unit Accounts, then to the holders of the outstanding BCH Preferred C-1 Unit Accounts and then to the holders of the BCH Class S Preferred Units until the amount of such discretionary distributions, and any tax distributions, are equal to their respective unpaid preferred returns, and then to all holders of BCH units, including the BCH Preferred A-0 Unit Accounts, pro rata in accordance with their respective positive capital account balances. For additional information, see the section titled “Priority of Distributions — Distributions from Operations.”

Redemption, Conversion or Exchange. At any time on or after January 1, 2023, the capital account balance of BCH Preferred A-0 Unit Accounts may be converted into BCH Class S Ordinary Units at the election of the holder. Upon conversion, the holder shall be issued BCH Class S Ordinary Units in an amount equal to the capital account balance associated with the BCH Preferred A-0 Unit Accounts being converted divided by a price equal to the average of (i) $10.50, and (ii) the volume-weighted average closing price of Class A common stock for the twenty (20) days preceding the applicable exchange date; provided, that from the effectiveness of the BCH Eighth A&R LPA through December 31, 2027, such conversion price shall not be less than $10.50. Such provision results in the holders of the BCH Preferred A-0 Unit Accounts receiving additional limited partner interests in BCH while retaining the BCH Preferred A-0 Unit Accounts.

In addition, at any time on or after January 1, 2023, a holder of BCH Preferred A-0 Unit Accounts may elect to convert, on a quarterly basis, an amount of BCH Preferred A-1 Unit Accounts with a capital account balance up to 12.5% of such holder’s initial capital account balance of the BCH Preferred A-0 Unit Accounts into BCH Preferred A-1 Unit Accounts, provided that in no event shall a holder convert an amount of their BCH Preferred A-1 Unit Accounts, on an aggregate basis, in excess of fifty percent (50%) of the initial capital account balance of such holder’s BCH Preferred A-0 Unit Accounts.

At any time on or after January 1, 2023, holders of BCH Preferred A-0 Unit Accounts may elect, on a quarterly basis, to redeem an amount of BCH Preferred A-0 Unit Accounts with a capital account balance up to 12.5% of such holder’s capital account balance of the BCH Preferred A-0 Unit Accounts; provided that no holder may require the redemption of more than 50% of the capital account balance of the BCH Preferred A-0 Unit Accounts. To the extent there is not sufficient BCH Available Redeeming Cash (as defined in the BCH Eighth A&R LPA) to redeem all applicable BCH Preferred A-0 Unit Accounts, BCH shall continue to redeem such BCH Preferred A-0 Unit Accounts on a quarterly basis until all applicable unit accounts have been redeemed.

Voting. Without the consent of the limited partners holding a majority of the BCH Preferred Series A Units (i) neither BCH nor its subsidiaries shall issue any equity securities or incur or issue any indebtedness that, in any such case, is senior to, or pari passu, with any right of distribution, redemption, or other payment to the Preferred Series A Units, (ii) prior to the conversion of all BCH Preferred Series A Units, BCH may not incur additional long-term indebtedness unless (a) after giving effect to the incurrence of such additional indebtedness, the sum of such additional indebtedness and all other existing indebtedness would not exceed 55% of the net asset value of BCH’s alternative asset financing portfolio plus all cash on hand at the Company, BCH and its subsidiaries, and (b) at the time of incurrence, the aggregate balance of BCH’s (including controlled subsidiaries) indebtedness plus such additional indebtedness does not exceed 40% of the net asset value of the collateral underlying the loan portfolio of BCH and its subsidiaries plus cash on hand at the Company, BCH and its subsidiaries, and (iii) BCH shall not, except as permitted in the BCH Eighth A&R LPA, redeem any other class or series of equity securities until the holders of the BCH Preferred Series A Units have been paid or redeemed an amount based upon their capital account balances, as adjusted pursuant to the BCH Eighth A&R LPA.

Except for the foregoing required approvals and as provided in the BCH Eighth A&R LPA as set forth below, the BCH Preferred Series A Units have no voting rights. Unless BCH has received the affirmative vote or consent of the holders of a majority in interest of the outstanding BCH Preferred Series A Units, or the BCH Preferred A-0 Unit Accounts or BCH Preferred A-1 Unit Accounts, as applicable, voting as a separate class, BCH cannot adopt any amendment to the BCH Eighth A&R LPA that would materially and adversely affect the rights of such class or subclass, as applicable. In addition, the limited partners of BCH shall have the right to vote on any merger, consolidation, combination or conversion of BCH.

Partnership Sale, Dissolution. Upon the occurrence of a Partnership Sale involving BCH or the liquidation of BCH, the guaranteed payments to the BCH Preferred A-0 Unit Accounts shall first be paid. The remaining amounts available for distribution will be made to BCH limited partners in accordance with their respective capital account balances. Distributions shall be made in the order of priority as set forth in the BCH Eighth A&R LPA, with the BCH Preferred A-0 Unit Accounts having the senior priority. For additional information, see the section titled “Priority of Distributions — Distribution of Sale Proceeds.” The holders of the BCH Preferred A-0 Unit Accounts will be specially allocated items of gross income and gain in a manner designed to achieve, in the event of any Partnership Sale or liquidation, a capital account balance equal to the BCH Preferred A-0 Unit Accounts’ preferred or designated return.

BCH Preferred A-1 Unit Accounts

Distributions. From and after April 1, 2023, to the extent there is an allocation of profits from operations to the BCH Preferred A-1 Unit Accounts in an amount equal to the quarterly preferred return during any quarter, BHI may make a request for a distribution in the amount of such allocation, subject to available cash and to the guaranteed payment to the BCH Preferred A-0 Unit Accounts.

In addition to the foregoing, each BCH Preferred A-1 Unit Account is entitled to receive discretionary cash distributions to the extent BCH makes discretionary distributions; provided, that, BCH may not make any discretionary distributions without the consent of a majority in interest of the holders of the BCH Preferred Series C-1 Unit Accounts, provided, further, that upon the conversion of the BCH Preferred C-1 Unit Accounts effective July 10, 2023, this limitation is no longer applicable. Further, no discretionary distributions shall be made until (i) the guaranteed payments to the BCH Preferred A-0 Unit Accounts have been made; (ii) any required distributions to holders of the BCH FLP-3 Unit Accounts have been made; (iii) any required tax distributions under the BCH Eighth A&R LPA have been made; and (iv) any redemption of the BCH Preferred A-0 Unit Accounts which may be required by the holders of the BCH Preferred A-0 Unit Accounts on or after January 1, 2023 have been completed. Discretionary distributions shall first be made to the holders of the BCH Preferred A-1 Unit Accounts, until the amount of such discretionary distributions, and any tax distributions, are equal to the BCH Preferred A-1 Unit Accounts’ unpaid preferred returns. Discretionary distributions shall then be made to the holders of any outstanding BCH Preferred C-1 Unit Accounts and then to the holders of the BCH Class S Preferred Units until the amount of such discretionary distributions, and any tax distributions, are equal to their respective unpaid preferred returns. Thereafter, discretionary distributions shall be made to the holders of BCH units pro rata in accordance with their respective positive capital account balances. For additional information, see the section titled “Priority of Distributions — Distributions from Operations.”

Preferred Return and Special Allocation

The BCH Preferred A-1 Unit Accounts are entitled to a quarterly preferred return ( the “Quarterly Preferred Series A-1 Return”) equal to the hypothetical capital account balance of such BCH Preferred A-1 Unit Accounts, multiplied by the base rate; provided, that the BCH Preferred A-1 Unit Accounts preferred rate shall be waived and shall not accrue during the period from the effective date of the BCH Eighth A&R LPA until December 31, 2024, except to the extent of allocations of income to the holders of the BCH Preferred A-1 Unit Accounts, in which event distributions may be requested by the holders of the BCH Preferred A-1 Unit Accounts, and if not requested, such amounts shall be accrued. In connection with the consummation of the Business Combination, the holders of the BCH Preferred A-1 Unit Accounts agreed to significantly reduce the BCH Preferred A-1 Unit Accounts return rate and also agreed to waive and defer the accrual of the preferred return as described above. In addition, until January 1, 2025, the hypothetical BCH Preferred A-1 Unit Accounts capital account will only be increased to the extent there are allocations of income during such period. The agreement to waive and not accrue the Quarterly Preferred Series A-1 Return from the effective date of the BCH Eighth A&R LPA until December 31, 2024 does not affect or waive any Quarterly Preferred Series A-1 Returns or hypothetical BCH Preferred A-1 Unit Accounts capital account already accrued as of the effective date.

Subject to the waiver and deferral of the preferred return as provided in the BCH Eighth A&R LPA, (i) to the extent there is sufficient income, the BCH Preferred A-1 Unit Accounts quarterly return is allocated to the capital accounts of the holders of the BCH Preferred A-1 Unit Accounts, and (ii) to the extent there is not sufficient income, the portion of the quarterly preferred return that is not allocated to the capital account is allocated to the hypothetical BCH Preferred A-1 Unit Accounts capital account and would become allocable to the holder’s capital account in the next quarterly period in which there is sufficient income to make such allocation (with respect to the aggregate amounts so accrued as of any given date, such amount, the “Accrued Quarterly Preferred Series A-1 Return”). As stated above, the accrual of the preferred return is waived and deferred under the BCH Eighth A&R LPA. Holders of the BCH Preferred A-1 Unit Accounts are entitled to receive, following the allocation of certain excluded amounts pursuant to Section 5.04(a)(iv) of the BCH Eighth A&R LPA and certain other required allocations pursuant to Section 5.04(f) of the BCH Eighth A&R LPA, allocations until the Quarterly Preferred Series A-1 Return and any Accrued Quarterly Preferred Series A-1 Return have been allocated. The hypothetical BCH Preferred A-1 Unit Accounts capital account is used for purposes of calculating the Quarterly Preferred Series A-1 Return and, as a result, increases in the hypothetical BCH Preferred A-1 Unit Accounts capital account result in increased Quarterly Preferred Series A-1 Returns in the future. Holders of the BCH Preferred A-1 Unit Accounts are also entitled to receive allocations of sale proceeds of BCH in an amount up to their hypothetical BCH Preferred A-1 Unit Accounts capital account, thereby increasing such holder’s BCH Preferred A-1 Unit Accounts capital account and resulting distributions. As a result, the hypothetical BCH Preferred A-1 Unit Accounts capital balance represents a significant implicit value to any holder of the BCH Preferred A-1 Unit Accounts.

Redemption, Conversion and Exchange. From and after January 1, 2025, BCH Preferred A-1 Unit Accounts may be converted into BCH Class S Ordinary Units at the election of the holder, subject to a 20% annual conversion limit through December 31, 2029 as set forth in the BCH Eighth A&R LPA; provided, that if the conversion price for the BCH Preferred A-1 Unit Accounts equals or exceeds $18.00 after January 1, 2025, the annual conversion limit shall no longer be applicable. Upon conversion, the holder shall be issued BCH Class S Ordinary Units in an amount equal to the capital account balance associated with the BCH Preferred A-1 Unit Accounts being converted divided by a price equal to the average closing price of Class A common stock for the thirty (30) days preceding the applicable exchange date; provided, that from the effectiveness of the BCH Eighth A&R LPA through December 31, 2027, such conversion price shall not be less than $10.50.

Voting. For additional information, see the section titled “BCH Preferred A-0 Unit Accounts — Voting” for a description of the voting rights of the BCH Preferred Series A Units.

Partnership Sale, Dissolution. Upon the occurrence of a Partnership Sale involving BCH or the liquidation of BCH, the guaranteed payments to the BCH Preferred A-0 Unit Accounts shall first be paid. The remaining amounts available for distribution will be made to BCH limited partners in accordance with their respective capital account balances. Distributions shall be made in the order of priority as set forth in the BCH Eighth A&R LPA. For additional information, see the section titled “Priority of Distributions — Distribution of Sale Proceeds.” The holders of certain outstanding BCH units that have priority as to the BCH Preferred A-1 Unit Accounts, as well as the holders of the BCH Preferred A-1 Unit Accounts, will be specially allocated items of gross income and gain in a manner designed to achieve, in the event of any Partnership Sale or liquidation, a capital account balance equal to such class’s preferred or designated return.

BCH Preferred Series C-1 Unit Accounts

The BCH Preferred Series C Unit Accounts were subdivided into the BCH Preferred C-0 Unit Accounts and the BCH Preferred C-1 Unit Accounts. On December 1, 2021, all outstanding BCH Preferred C-0 Unit Accounts were redeemed and as of the date of this prospectus there are no BCH Preferred C-0 Unit Accounts outstanding, and only BCH Preferred C-1 Unit Accounts are authorized under the BCH Eighth A&R LPA. The BCH Preferred C-1 Unit Accounts outstanding as of March 31, 2023 converted into 44,040,761 shares of Class A common stock effective July 10, 2023, and as of the date of this prospectus, no BCH Preferred C-1 Unit Accounts are outstanding.

SELLING SECURITY HOLDERS

This prospectus relates in part to the offer and sale from time to time of up to 225,455,974 shares of our Class A common stock by the stockholders identified in the table below, who we refer to in this prospectus as the “Selling Holders” and their respective transferees, pledgees, donees, assignees or other successors (each also a Selling Holder for purposes of this prospectus) (inclusive of 132,500 shares of Class A common stock and 33,125 shares of Class A common stock underlying the 132,500 shares of Series A preferred stock), which represents approximately 88% of our total number of shares outstanding as of July 14, 2023, 132,500 Warrants and 132,500 shares of Series A preferred stock underlying the Warrants. The Selling Holders identified below may currently hold or acquire at any time shares of our Class A common stock, Series A preferred stock or Warrants in addition to those registered hereby.

The percent of beneficial ownership for the Selling Holders is based on (i) 234,543,727 shares of Class A common stock and (ii) 19,140,451 shares of Class B common stock outstanding as of July 14, 2023. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, each Selling Holder listed below has sole voting and investment power with respect to the shares of our Class A common stock beneficially owned by it.

Information concerning the Selling Holders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional Selling Holders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the Selling Holders.

The Selling Holders are not obligated to sell any of the shares of our securities offered by this prospectus. Because each Selling Holder identified in the table below may sell some or all of the shares of our securities owned by it that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such securities, no estimate can be given as to the number of securities covered by this prospectus that will be held by the Selling Holders.

In addition, subject to the registration rights agreements described below, each Selling Holder may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our securities it holds in transactions exempt from the registration requirements of the Securities Act after the date on which the Selling Holders provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that each Selling Holder will sell all of the Offered Securities beneficially owned by it that are covered by this prospectus and will not acquire any additional shares of Class A common stock, Series A preferred stock or Warrants.

		Number of Shares of Class A Common Stock Beneficially Owned		Maximum Number of Shares of Class A Common Stock Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold(2)		Total Voting Power of Class A and Class B Common Stock	Warrants				Series A Preferred Stock
Name of Selling Holders		Number (4)	Percent (1)	Offered	Number	Percent	Percent	Number Beneficially Owned	Percentage(3)	Number Offered	Percentage	Number Beneficially Owned	Percentage		Number Offered	Percentage
Hatter Master Fund, LP	(5)	49,429,319	19%	49,429,319	—	—	12%	—	—	—	—	—	—		—	—
GWG Holdings, Inc.	(6)(14)	102,530,680	40%	102,530,680	—	—	24%	—	—	—	—	—	—		—	—
GWG Life USA, LLC	(7)(14)	67,100,832	26%	67,100,832	—	—	16%	—	—	—	—	—	—		—	—
GWG Life, LLC	(8)(14)	119,975	*	119,975	—	—	*	—	—		—	—	—		—	—
Distributees of Ace Portal Inc.	(9)	202,484	*	202,484	—	—	*	—	—	—	—	—	—		—	—
Boiler Ventures LLC	(10)	695,625	*	695,625	—	—	*	132,500	*	132,500	*	132,500	—	(13)	132,500	—	(13)
Peter Williams	(11)	202,058	*	202,058	—	—	*	—	—	—	—	—	—		—	—
Avalon Acquisition Holdings, LLC	(12)	5,175,000	2%	5,175,000	—	—	1%	—	—	—	—	—	—		—	—	—

*	Indicates less than one percent.
(1)	The percent of beneficial ownership for the Selling Holders is based on (i) 234,543,727 shares of Class A common stock and (ii) 19,140,451 shares of Class B common stock outstanding.
(2)

Assumes that each Selling Holder (i) will sell all of the shares of Class A common stock and Warrants beneficially owned by it that are covered by this prospectus and (ii) does not acquire beneficial ownership of any additional shares of our Class A common stock or Warrants.

(3)	The percent of beneficial ownership for the Warrants is based on 23,757,500 Warrants outstanding as of July 14, 2023.
(4)

Represents shares of Class A common stock, including the shares of Class A common stock that may be issued upon the exercise of the Warrants held by the Selling Holder. Also represents shares of Series A preferred stock underlying the Warrants and assumes all shares of Series A preferred stock convert into Class A common stock at the Conversion Rate.

(5)

Hatteras Master Fund, LP, Hatteras Evergreen Private Equity Funds, LLC, Hatteras Global Private Equity Partners Institutional, LLC, Hatteras GPEP Fund, LP and Hatteras GPEP Fund II, GP are the beneficial owners of 49,429,319 shares of Class A common stock. Hatteras Investment Partners, LP is the investment manager of Hatteras Master Fund, LP and, as such, may exercise voting and dispositive power over these securities and may be deemed to be the beneficial owner of these securities. Hatteras Investment Partners, LP has shared voting power and shared dispositive power over such securities. The principal address of the Hatteras Entities is c/o Hatteras Investment Partners, 8510 Colonnade Center Drive, Suite 150, Raleigh, North Carolina 27615.

(6)	GWG Holdings, Inc. is the direct beneficial owner of 102,530,680 shares of Class A common stock. The principal address of GWG Holdings, Inc. is 325 North St. Paul Street, Suite 2650, Dallas, TX 75201.
(7)	GWG Life USA, LLC is the beneficial owner of 67,100,832 shares of Class A common stock. The principal address of GWG Life USA, LLC is 325 North St. Paul Street, Suite 2650, Dallas, TX 75201.
(8)	GWG Life, LLC is the beneficial owner of 119,975 shares of Class A common stock. The principal address of GWG Life, LLC is 325 North St. Paul Street, Suite 2650, Dallas, TX 75201.
(9)	The principal address of Ace Portal Inc. is 140 East 45th Street, 44th Floor (c/o Paul Capital), New York, NY 10017.
(10)

Includes (a) 530,000 shares of Class A common stock and (b) 165,625 shares of Class A common stock issuable upon the exercise of the Warrants (assuming 132,500 shares of Series A preferred stock underlying the Warrants convert into 33,125 shares of Class A common stock). The principal address of Boiler Ventures LLC is 38400 N. School House Rd #1650, Cave Creek, AZ 85327.

(11)	The principal address of Peter Williams is 3000 Foothill Road, Carpinteria, CA 93013.
(12)	The principal address of Avalon Acquisition Holdings, LLC is 2 Embarcadero Center, 8th Floor San Francisco, CA 94111.
(13)

As of July 14, 2023, there were no shares of Series A preferred stock outstanding. If at the time a share of Series A preferred stock is issued, the Series A preferred stock is not listed on Nasdaq, then such share of Series A preferred stock automatically and immediately upon issuance converts into a share of Class A common stock at the Conversion Rate.

(14)

On or promptly following the emergence of GWG and certain of its affiliates from proceedings under Chapter 11 of Title 11 of the United States Bankruptcy Code in the Bankruptcy Court for the Southern District of Texas, except for the 50,000 shares of Class A common stock to be transfered to Mr. Stein as described below, the shares of Class A common stock held by GWG, GWG Life USA, LLC and GWG Life, LLC (collectively, the “GWG Entities”) will be transferred to GWG Wind Down Trust, a common law trust created under the laws of the state of Texas, in accordance with the terms of the Plan. Following such transfer, GWG Wind Down Trust will replace the GWG Entities as the Selling Holder for the purposes of this registration statement. Elizabeth C. Freeman will be the sole trustee of GWG Wind Down Trust with sole voting and dispositive power over the Class A common stock held by GWG Wind Down Trust. The principal address of GWG Wind Down Trust will be PO Box 61209, 700 Smith St., Houston, TX 77208. Additionally, on or promptly following the emergence of the GWG Entities from the Chapter 11 proceedings, the GWG Entities will transfer per the Plan an aggregate of 50,000 shares of Class A common stock beneficially owned by them to Mr. Jeffrey S. Stein at a price per share to be determined upon the effective date of the Plan. Following such transfer, Mr. Stein will be a Selling Holder for purposes of this registration statement. Mr. Stein will have sole voting and dispositive power over the shares of Class A common stock owned by him. Mr. Stein’s address is 42 River Wind Road, New Canaan, CT 06840.

Certain BCH Non-Controlling Interests

The following table sets forth information regarding the capitalization of BCH, with the equity values in BCH based upon the estimated capital account balances as determined pursuant to Section 704 of the Internal Revenue Code, as of July 10, 2023. These capital account balances are estimated based on a deemed liquidation value of $3.4 billion as of July 10, 2023 and assume (1) no change in value from the Business Combination date to liquidation date and (2) an assumed conversion price of $10.00 per share of Class A common stock.

None of the BCH securities identified in the table below are included in the beneficial ownership table reported above as they are not exchangeable for Class A common stock within 60 days of July 10, 2023, due to exchange limitations set forth in the Eighth A&R BCH LPA and the Exchange Agreement, dated June 7, 2023, by and between the Company, BCH and Ben LLC (the “Exchange Agreement”).

	As of July 10, 2023(1)
(Dollars in thousands)	Hypothetical Capital Account Balance	Capital Account Balance
BCH Equity Securities:
Class A Units held by Beneficient	$—	$2,297,072
Class S Ordinary Units	—	83,586
Class S Preferred Units	815	581
Preferred Series A Subclass 0	—	252,796
Preferred Series A Subclass 1	919,645	813,532

Subtotal BCH Equity	$920,460	$3,447,567

(1)

The table is based upon estimated capital account balances as of July 10, 2023 as determined pursuant to Section 704 of the Internal Revenue Code, and such estimates are subject to adjustment. The estimated amounts are based on a deemed liquidation value of $3,447,565,654 and assumes (1) consummation of the Business Combination, (2) consummation of the Recent Financings, and (3) $191 million in Avalon stockholder redemptions.

Material Relationships with Selling Holders

GWG Entities

GWG is our former parent company and is a significant equity holder in the Company and its subsidiaries. Additionally, prior to 2022, the Company historically relied on investments from GWG. As of March 31, 2023, GWG and its subsidiaries held approximately 98% of the BCG Common Units, a $319 million capital account balance of BCG Preferred B-2 Units and BCH Preferred C-1 Unit Accounts with a capital account balance of $205.2 million. In connection with the closing of the Transactions and the public listing of the Class A common stock, such BCG Common Units and BCG Preferred B-2 Unit Accounts converted into an aggregate of 125,710,725 shares of Class A common stock.

On July 15, 2020, BCG and BCH entered into a Unit Purchase Agreement (“UPA”) to purchase Series C Unit Accounts of BCH (“BCH Preferred Series C Unit Accounts”) with GWG. Pursuant to the UPA and the Eighth A&R BCH LPA, the BCH Preferred Series C Unit Accounts converted into shares of Class A common stock on July 10, 2023, at a conversion price of approximately $4.66. Such BCH Preferred C-1 Unit Accounts converted based on the volume-weighted average closing price of the Class A common stock for the twenty (20) trading days following the closing of the Business Combination.

On or promptly following the emergence of GWG and certain of its affiliates from proceedings under Chapter 11 of Title 11 of the United States Bankruptcy Code in the Bankruptcy Court for the Southern District of Texas, the shares of Class A common stock held by the GWG Entities will be transferred to GWG Wind Down Trust in accordance with the terms of the Plan. Following such transfer, GWG Wind Down Trust will replace the GWG Entities as the Selling Holder for the purposes of this registration statement.

GWG Registration Rights Agreement

On August 10, 2018, BCG and GWG entered into the Registration Rights Agreement related certain securities held by GWG in BCG, which provided GWG with certain customary registration rights. The registrable securities under the GWG Registration Rights Agreement would include the shares of Class A common stock issuable upon the conversion of the BCG Class A Common Units, Preferred B-2 Unit Accounts pursuant to the Conversion and the BCH Preferred C-1 Unit Accounts. Pursuant to the GWG Registration Rights Agreement, GWG is entitled to certain customary demand registration, shelf takedown and piggyback registration rights, subject to certain customary limitations (including with respect to minimum offering size and a maximum number of demands and underwritten shelf takedowns within certain periods). The agreement remains in effect until the earlier of the date GWG is permitted to sell all registrable securities under Rule 144 or until the registrable securities are sold. The foregoing description of the GWG Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the GWG Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.5.2 to this prospectus and is incorporated herein by reference. For additional information on our relationship with GWG, see “Related Party Transactions and Other Information” incorporated by reference from our Annual Report on Form 10-K.

Hatteras

On November 30, 2021, the Hatteras Entities and Beneficient Capital Company, L.L.C. entered an exchange trust binding term sheet (collectively, the “Binding Term Sheets”). Pursuant to the Binding Term Sheets, BCG issued BCG Preferred B-2 Unit Accounts to the Hatteras Entities, which were convertible into BCG Common Units. In connection with the closing of the Transactions and the public listing of the Class A common stock, such BCG Preferred B-2 Unit Accounts converted into an aggregate of 49,429,319 shares of Class A common stock.

Hatteras Registration Rights Agreement

On December 7, 2021, BCG entered into the Hatteras Registration Rights Agreement with the Hatteras Entities, pursuant to which, Hatteras was provided certain registration rights related to BCG. The registrable securities under the Hatteras Registration Rights Agreement would include the shares of Class A common stock issuable upon the conversion of the BCG Preferred B-2 Unit Accounts pursuant to the Conversion. The Hatteras Registration Rights Agreement provides the holders with certain demand registration, shelf takedown and piggyback registration rights with respect to the registrable securities, subject to certain customary limitations (including with respect to the maximum number of securities and a maximum number of demands and underwritten shelf takedowns within certain periods). The Hatteras Registration Rights Agreement remains in effect until the earlier of the seventh anniversary of the closing of the initial issuance of the BCG Preferred B-2 Unit Accounts or, as to the holders party thereto or any permitted transferees of such holders, on such date on which all registrable securities owned by such holders or any permitted transferees of such holders cease to be registrable securities. In connection with the Business Combination, the Company assumed the Hatteras Registration Rights Agreement. The foregoing description of the Hatteras Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Hatteras Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.5.3 to this prospectus and is incorporated herein by reference.

Recent Financings Registration Rights Agreement

On December 1, 2022, the Company, through its subsidiary, entered into agreements with Boiler Ventures LLC to finance liquidity transactions with respect to alternative assets with a NAV of approximately $5.3 million as of the date of the relevant financing agreement. Pursuant to such transactions, the Company’s customized trust vehicles agreed to acquire alternative assets, and in exchange for such alternative assets, agreed to receive units at a price of $10.00 of NAV (calculated as of December 1, 2022) per unit, with each unit consisting of (i) one share of Class A common stock and (ii) one-fourth (1/4) Warrant. The Recent Financings closed in connection with the closing of the Business Combination, and the Company issued the investor 530,000 shares of Class A common stock and 132,500 Warrants. In connection with the Recent Financings, the Company granted certain customary registration rights to Boiler Ventures LLC.

Ben Legacy Registration Rights Agreement

In connection with the consummation of the Transactions, the Company, the Avalon Sponsor and the directors and executive officers of the Company, and other direct and indirect holders of BCH entered into the Ben Legacy Holder Registration Rights Agreement containing certain registration rights for their Class A common stock and the shares of Class A common stock underlying the Class B common stock. Under the Ben Legacy Holder Registration Rights Agreement, as soon as it is permitted to do so, the Company shall file a shelf registration statement to register the resale of certain shares of Class A common stock and maintain its effectiveness until all registrable securities have been sold or may be sold in a single transaction pursuant to Rule 144 without volume limitation or current public information. Holders of registrable securities shall be entitled to demand and piggyback registration rights, subject to certain conditions set forth in the Ben Legacy Holder Registration Rights Agreement. The foregoing description of the Ben Legacy Holder Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Ben Legacy Holder Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.5.1 to this prospectus and is incorporated herein by reference.

PURCHASE PRICE PAID BY THE SELLING SECURITY HOLDERS

With respect to the Selling Holders, this prospectus relates to the potential offer and sale from time to time by the Selling Security Holders of Class A common stock and the Warrants. Set forth below is information regarding the price the Selling Security Holders paid for their respective shares of Class A common stock and Warrants.

Hatteras Entities

On November 30, 2021, the Hatteras Entities and Beneficient Capital Company, L.L.C. entered into the Binding Term Sheets. Pursuant to the Binding Term Sheets, BCG issued BCG Preferred B-2 Unit Accounts to the Hatteras Entities, which were convertible into BCG Common Units. In connection with the closing of the Transactions and the public listing of the Class A common stock, such BCG Preferred B-2 Unit Accounts converted into an aggregate of 49,429,319 shares of Class A common stock at a rate based on a 20% discount to the $10.00 valuation of the Class A common stock (or $8.00), which, including the preferred return on the BCG Preferred B-2 Unit Accounts, resulted in an effective purchase price per share of $7.42 per share of Class A common stock.

GWG Entities

The GWG Entities obtained their shares of Class A common stock through a series of transactions with the Company at various prices. The details of these transactions and the respective purchase prices are set forth in the table below.

Distributees of Ace Portal

On September 26, 2016, BCH, New API Holdings, LLC, an indirect subsidiary of BCH (“API Holdings”), Ace Portal and Peter Williams entered into that certain Asset Purchase Agreement (as amended, the “Ace Portal Purchase Agreement”), pursuant to which API Holdings acquired substantially all of the assets of Ace Portal related to its business of, among other things, providing a web-based electronic transaction management system, crowd funding services and data information concerning investor activities (collectively, the “Ace Portal Assets”). Such transaction pursuant to the Ace Portal Purchase Agreement was subsequently completed in February of 2018. Pursuant to the terms of the Ace Portal Purchase Agreement, as consideration for the Ace Portal Assets, Ace Portal received 202,484 Class S Ordinary Units at a purchase price of $10.00 per unit. Such Class S Ordinary Units were converted into shares of Class A common stock on a one-to-one basis pursuant to the terms of the Exchange Agreement and the BCH Eighth A&R LPA.

Peter Williams

In connection with the Ace Portal Purchase Agreement, on September 26, 2016, Peter Williams, BCH and API Holdings entered into an agreement for the contribution of personal goodwill (as amended, the “Contribution of Personal Goodwill”), pursuant to which Peter Williams agreed to contribute, assign and transfer Personal Goodwill (as defined in the Contribution of Personal Goodwill) in exchange for 202,058 Class S Ordinary Units. Such transaction pursuant to the Contribution of Personal Goodwill was subsequently completed in February of 2018. Of the Class S Ordinary Units acquired by Peter Williams, 100,000 Class S Ordinary Units were acquired at a purchase price of $12.50 per unit, and 102,058 acquired at a purchase price of $10.00 per unit. Such Class S Ordinary Units were converted into shares of Class A common stock on a one-to-one basis pursuant to the terms of the Exchange Agreement and the BCH Eighth A&R LPA.

Boiler Ventures LLC

On December 1, 2022, the Company, through its subsidiary, entered into agreements with Boiler Ventures LLC to finance liquidity transactions with respect to alternative assets with a NAV of approximately $5.3 million as of the date of the relevant financing agreement. Pursuant to such transactions, the Company’s customized trust vehicles agreed to acquire alternative assets, and in exchange for such alternative assets, agreed to receive, and in exchange, Boiler Ventures LLC ultimately received, units at a price of $10.00 of NAV (calculated as of December 1, 2022) per unit, with each unit consisting of (i) one share of Class A common stock and (ii) one-fourth (1/4) of one Warrant. The Recent Financings closed in connection with the closing of the Transactions, and the Company issued the investor 530,000 shares of Class A common stock and 132,500 Warrants.

Avalon Acquisition Holdings, LLC

In connection with the initial public offering of Avalon, the Avalon Sponsor acquired 5,025,000 shares of Avalon Class A common stock at a price of $10.00 per share. Pursuant to a private placement in connection with Avalon’s initial public offering, the Avalon Sponsor acquired 8,100,000 warrants, each exercisable to purchase one share of Avalon Class A common stock at $11.50 per share, for a purchase price of $8,100,000, or $1.00 per warrant. On October 21, 2020, the Avalon Sponsor paid an aggregate of $25,000, or approximately $0.004 per share, to cover certain of its offering costs in consideration of 5,750,000 shares of Avalon’s Class B common stock, par value $0.0001 per share. On October 5, 2021, Avalon effected a stock dividend of 0.2 of a founder share for each outstanding founder share, which resulted in the Avalon Sponsor holding an aggregate of 5,175,000 founder shares. The Avalon Sponsor’s Avalon Class A common stock converted into Class A common stock in connection with the closing of the Transactions.

The effective average purchase prices for shares of Class A common stock held by Hatteras Master Fund, L.P., Distributees of Ace Portal, Inc., Boiler Ventures LLC and Peter Williams are set forth below.

		Shares of Class A Common Stock							Warrants
Name of Selling Holders		Number of Shares of Class A Common Stock Offered		Effective Average Purchase Price Per Share ($)		Gross Profit Per Share ($)		Aggregate Gross Profit ($)	Number of Warrants Offered		Effective Average Purchase Price Per Warrant ($)	Gross Profit Per Warrant ($)	Aggregate Gross Profit ($)
Hatter Master Fund, LP	(1)	49,429,319		7.42		*	*	*	—		—	—	—
Distributees of Ace Portal Inc.		202,484		10.00		*	*	*	—		—	—	—
Boiler Ventures LLC		695,625	(2)	10.00		*	*	*	132,500	(4)	—	—	—
Peter Williams		202,058		11.25	(3)	*	*	*	—	—	—	—	—
Avalon Acquisition Holdings, LLC		5,175,000	(5)	.004		2.866		14,831,550	—		—	—	—

*	Holder would not recognize a profit as of the date of this prospectus.
(1)

Hatteras Master Fund, LP, Hatteras Evergreen Private Equity Funds, LLC, Hatteras Global Private Equity Partners Institutional, LLC, Hatteras GPEP Fund, LP and Hatteras GPEP Fund II, GP are the beneficial owners of 49,429,319 shares of Class A common stock.

(2)

Includes (a) 530,000 shares of Class A common stock and (b) 165,625 shares of Class A common stock issuable upon the exercise of the Warrants (assuming 132,500 shares of Series A preferred stock underlying the Warrants convert into 33,125 shares of Class A common stock).

(3)

Represents an average purchase price based on 100,000 BCH Class S Ordinary Units acquired at a price of $12.50 and 102,058 BCH Class S Ordinary Units acquired at a price of $10.00. BCH Class S Ordinary Units convert into shares of Class A common stock on a one-to-one basis subject to the limitations in the Exchange Agreement and the BCH Eighth A&R LPA.

(4)

The Recent Financing Units consisted of (i) one share of Class A common stock and (ii) one-fourth (1/4) of a Warrant to purchase one share of Class A common stock and one share of Series A preferred stock.

(5)

The shares of Class A common stock and Series A preferred stock underlying the Private Warrants held by the Avalon Sponsor will be registered pursuant to a post-effective amendment on Form S-1 to the Registration Statement on Form S-4 filed by BCG on December 9, 2022, as amended.

The effective average purchase prices for shares of Class A common stock held by GWG Entities are set forth below.

		Shares of Class A Common Stock
Name of Selling Holders		Number of Shares of Class A Common Stock Offered(1)	Effective Average Purchase Price Per Share ($)	Gross Profit Per Share ($)	Aggregate Gross Profit ($)
GWG Holdings, Inc.	(2)	56,377,151	7.18	*	*
GWG Holdings, Inc.	(3)	833,334	12.00	*	*
GWG Life USA, LLC	(4)	43,037,338	1.60	*	*
GWG Holdings, Inc.	(5)	43,920,786	4.66	*	*
GWG Life, LLC	(6)	119,975	4.66	*	*
GWG Holdings, Inc.	(7)	1,399,409	8.00	*	*
GWG Life USA, LLC	(8)	24,063,493	8.00	*	*

*	Holder would not recognize a profit as of the date of this prospectus.
(1)

On June 6, 2023, in connection with the BCG Recapitalization, the limited partnership agreement of BCG was amended to create one new subclass of BCG Common Units, the Class B Common Units (the “BCG Class B Common Units”), and the existing BCG Common Units were renamed the Class A Common Units (the “BCG Class A Common Units”). Pursuant to the Conversion, the BCG Class A Common Units converted into 1.25 shares of Class A common stock and the BCG Class B Common Units converted into 1.25 shares of Class B common stock.

(2)

On January 12, 2018, BCG entered into a Master Exchange Agreement, as amended from time to time, with GWG, GWG Life and the 2017-18 Exchange Trusts, and GWG acquired the right to obtain additional BCG Common Units pursuant to an option issued by BCG. The 2017-18 Exchange Trusts agreed to transfer the BCG Common Units they held to GWG and GWG Life and received assets, including GWG’s common stock and GWG Life debt. As a result, the 2017-18 Exchange Trusts acquired GWG L Bonds due 2023 in the aggregate principal amount of $366.9 million and 27,013,516 shares of GWG common stock, and GWG acquired 45,101,720 BCG Common Units, 4,596,442 of which were acquired as a result of the exercise of the option between GWG and BCG. Such BCG Common Units converted into Class A common stock at an average purchase price of $7.18 per share of Class A common stock.

(3)

On December 31, 2019, BCG, BCH, Ben Management, and GWG entered into a Preferred Series A Unit Account and Common Unit Investment Agreement (the “Investment Agreement”). Pursuant to the Investment Agreement, BCG and BCH received $10 million from GWG in return for 666,667 BCG Common Units at a purchase price of $15.00 per BCG Common Unit. Each BCG Common Unit converted into 1.25 shares of Class A common stock, resulting in an effective purchase price of $12.00 per share of Class A common stock.

(4)

Pursuant to the Investment Agreement, GWG received Preferred A-1 Unit Accounts in consideration of an additional $69 million. In conjunction with the Investment Agreement, the capital account balance of the Preferred A-1 Unit Accounts was adjusted to $319.0 million. On November 29, 2021, in connection to the Investment Agreement and to effectuate a series of decoupling transactions between BCG and GWG, GWG converted its capital account balance of $319 million in the BCH Preferred A-1 Unit Accounts to an equal amount of BCG Preferred B-2 Unit Accounts. The capital account balance of $319 million for these BCG Preferred B-2 Unit Accounts was subsequently converted into Class A common stock at an effective purchase price of $1.60 per share of Class A common stock.

(5)

On July 15, 2020, BCG and BCH entered into the UPA to purchase BCH Preferred C-1 Unit Accounts with GWG. Pursuant to the UPA and the BCH Eighth A&R LPA, $129,641,000 of BCH Preferred C-1 Unit Accounts were issued for cash. On September 30, 2020, GWG, GWG Life, LLC, and certain Customer ExAlt Trusts (the “LiquidTrust Borrowers”) agreed to the repayment of a promissory note (the “Promissory

Note”), and any related accrued interest for BCH’s issuance of BCH Preferred C-1 Unit Accounts with a capital account balance of $75.0 million to GWG Holdings, Inc. The Company determined the fair value of the BCH Preferred C-1 Unit Accounts was $71.2 million as of September 30, 2020. The carrying value of the Promissory Note on September 30, 2020, with accrued and unpaid interest thereon, was $65.1 million, and the amount of the carrying value reflected the consideration paid for such BCH Preferred C-1 Unit Accounts. On July 10, 2023, the capital balance of the BCH Preferred C-1 Unit Accounts converted into Class A common stock at an effective purchase price of approximately $4.66 per share of Class A common stock.
(6)

In connection with the issuance of certain securities by GWG Life, LLC, BCH issued additional BCH Preferred C-1 Unit Accounts of $559,000 to GWG Life, LLC, which converted into Class A common stock at an effective purchase price of approximately $4.66 per share of Class A common stock.

(7)

In a series of transactions with certain co-sellers through the Exchange Trusts, during the time beginning on July 2019 through September 2020, GWG acquired an aggregate of 1,119,527 BCG Common Units, which converted into Class A common stock at an effective purchase price of $8.00 per share of Class A common stock.

(8)

On November 26, 2021, GWG Holdings and BCG executed a payoff letter for a commercial loan agreement with GWG Life USA, LLC (the “Commercial Loan Agreement”) pursuant to which BCG repaid the entire outstanding principal balance of the Commercial Loan Agreement, the carrying value of which at payoff of $192.8 million, by issuing to GWG Life USA, LLC 19,250,795 BCG Common Units at a purchase price of $10.00 per share of Class A common stock. Each BCG Common Unit converted into 1.25 shares of Class A common stock, resulting in an effective purchase price of $8.00 per share of Class A common stock.

PLAN OF DISTRIBUTION

We are registering the offer and sale from time to time by the Selling Holders or their permitted transferees, of up to 225,445,974 shares of our Class A common stock (inclusive of 132,500 shares of Class A common stock and 33,125 shares of Class A common stock underlying the 132,500 shares of Series A preferred stock), 132,500 Warrants and 132,500 shares of Series A preferred stock underlying the Warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Holders. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.

The securities beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The term “Selling Holders” includes their permitted transferees who later come to hold any of the Selling Holders’ interest in our securities in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s securities, including donees, pledgees and other transferees or successors in interest selling securities received after the date of this prospectus from a Selling Holder as a gift, pledge, partnership, distribution or other transfer. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Holder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Holders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the securities for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Holders may use any one or more of the following methods when selling the Offered Securities offered by them pursuant to this prospectus:

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	in distributions to employees, members, limited partners, stockholders or other equityholders of Selling Holders;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including Nasdaq;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with a Selling Holder to sell a specified number of such stock at a stipulated price per share;

•

a block trade (which may involve crosses in which the broker acts as an agent on both sides of the trade) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•

through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	short sales and delivery of shares of our Offered Securities to close out short positions;

•	sales by broker-dealers of shares of our Offered Securities that are loaned or pledged to such broker-dealers;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

A Selling Holder may also sell our securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. The Selling Holders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

We will bear all costs, fees and expenses incident to our obligation to register the securities.

We may prepare prospectus supplements for secondary offerings that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

A Selling Holder may fix a price or prices of our securities at:

•	fixed prices;

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

A Selling Holder may change the price of the securities offered from time to time.

In addition, a Selling Holder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Holder’s securities, such Selling Holder may transfer securities to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Holder interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Holder.

With respect to a particular offering of the securities held by the Selling Holders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the Selling Holders;

•	respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Holders.

A Selling Holder, or agents designated by it, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an “underwriter” as the term is defined in the Securities Act. Any agents involved in the offer or sale of the securities and any commissions payable by a Selling Holder to these agents will be named and described in any applicable prospectus supplement. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If any Selling Holder utilizes any underwriters in the sale of the securities in respect of which this prospectus is delivered, we and the Selling Holder will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The underwriters may also be our or the Selling Holder’s customers or may engage in transactions with or perform services for us or any Selling Holder in the ordinary course of business.

If any Selling Holder utilizes a dealer in the sale of the securities in respect of which this prospectus is delivered, the Selling Holder will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be our or the Selling Holder’s customers or may engage in transactions with, or perform services for us or the Selling Holder in the ordinary course of business.

Offers to purchase securities may be solicited directly by any Selling Holder and the sale thereof may be made by the Selling Holder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in any applicable prospectus supplement relating thereto.

We or any Selling Holder may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

The Selling Holders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, a Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the securities pledged by the Selling Holder or borrowed from the Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, a Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus or an applicable amendment to this prospectus or a prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities. The Selling Holders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

In compliance with the guidelines of FINRA, the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

The underwriters, dealers and agents may engage in transactions with us or the Selling Holders, or perform services for us or the Selling Holders, in the ordinary course of business for which they receive compensation.

The Selling Holders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Holders or any other person, which limitations may affect the marketability of the securities.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have agreed to indemnify the Selling Holders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

We have agreed with certain Selling Holders pursuant to the Registration Rights Agreements to use reasonable best efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as such Selling Holders cease to hold any securities eligible for registration under the Registration Rights Agreements.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

There can be no assurance that the Selling Holders will sell any or all of the shares of our Class A common stock or Warrants registered pursuant to the registration statement, of which this prospectus forms a part.

Lock-Up Agreements

The Avalon Sponsor agreed to an extended lock-up on certain shares of its Class A common stock (the “Sponsor Extended Lock-Up Agreement”). Concurrently with the execution of the Business Combination Agreement, BCG and the Avalon Sponsor entered into the Sponsor Extended Lock-Up Agreement, pursuant to which the Avalon Sponsor agreed, among other things, that subject to certain exceptions, the Avalon Sponsor may not make a Prohibited Transfer (as defined in the Sponsor Extended Lock-Up Agreement) of 1,500,000 shares of Class A common stock to be received or securities convertible into Class A common stock held or subsequently acquired by Avalon Sponsor during the period commencing on the Closing and ending on the earliest of (x) December 31, 2029, (y) the date after December 31, 2024 on which the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within any 30 trading day period following December 31, 2024, and (z) the date after the Closing on which Beneficient consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of Beneficient’s shareholders having the right to exchange their equity holdings in Beneficient for cash, securities or other property. The Avalon Sponsor will be permitted to transfer such shares under the Sponsor Extended Lock-Up Agreement: (i) at a price greater than $18.00 per share beginning 180 days after the Closing, (ii) beginning on January 1, 2025, at a price of $10.50 or greater, and (iii) in each of 2028 and 2029, 20% of the shares initially covered by the Sponsor Extended Lock-Up Agreement at any price.

Warrants

The Warrants (including the Class A common stock issuable upon exercise of the Warrants) are subject to restrictions on transfer, assignment and sale and, in certain circumstances, are subject to redemption. See “Description of Securities — Public Warrants.”

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Haynes and Boone, LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

CHANGE IN ACCOUNTANTS

On March 18, 2021, the Company engaged Grant Thornton LLP (“Grant Thornton”) to audit the Company’s financial statements and internal control over financial reporting as of December 31, 2020 in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. On December 31, 2021, Grant Thornton notified the Company that it was resigning from the engagement prior to the completion of the audits. Grant Thornton did not audit the financial statements or internal control over financial reporting of the Company for any period.

During the period of Grant Thornton’s engagement from March 18, 2021 and through December 31, 2021, there were (i) no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its report for such year and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K for such period and through December 31, 2021, except for the material weakness in the internal control over financial reporting related to the restatement of the historical financial statements of the Company’s former parent as reported in the Annual Report on Form 10-K for the year ended December 31, 2020 of the Company’s former parent.

The Company has provided Grant Thornton with a copy of the disclosure set forth in this Registration Statement on Form S-1 and requested that Grant Thornton furnish the Company with a copy of its letter addressed to the SEC stating whether or not it agrees with the statements made herein and, if not, stating the respects in which it does not agree, as required by SEC rules. A copy of Grant Thornton’s letter, dated December 9, 2022, stating its agreement with the above statements is incorporated by reference as Exhibit 16.1 to this Registration Statement on Form S-1.

On March 16, 2022, the Audit Committee of Beneficient Management, L.L.C., the Company’s former general partner, approved the appointment of Weaver and Tidwell, L.L.P., as the Company’s independent registered public accounting firm, beginning with the audits of the Company’s financial statements for the years ending December 31, 2020 and 2021 and the transition period ending March 31, 2022. Prior to engaging Weaver and Tidwell, L.L.P., neither the Company, nor anyone acting on its behalf, consulted with Weaver and Tidwell, L.L.P. on matters that involved the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements, or any other matter that was the subject of a disagreement as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is used in Item 304(a)(1)(v) and the related instructions to Item 304 of Regulation S-K.

EXPERTS

The audited consolidated financial statements of Beneficient (f/k/a The Beneficient Company Group, L.P.) and its subsidiaries as of March 31, 2023 and March 31, 2022 and for the three months ended March 31, 2022, and for the years ended March 31, 2023, December 31, 2021, and December 31, 2020 have been audited by Weaver and Tidwell, L.L.P., an independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Class A common stock and Warrants offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its Class A common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at https://www.trustben.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

•	our Annual Report on Form 10-K for the year ended March 31, 2023, filed with the SEC on July 13, 2023; and

•	our Current Reports on Form 8-K filed with the SEC on June 8, 2023 and June 28, 2023; and

•

the description of our Class  A common stock contained in our Annual Report on Form 10-K for the year ended March 31, 2023 filed with the SEC on July 13, 2023, including any amendment or reports filed for the purpose of updating such descriptions.

Because we are a “smaller reporting company” we have elected to have any documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement and prior to the termination of this offering of securities to which this prospectus relates, to automatically be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referenced above which have been incorporated by reference in this prospectus. You should direct requests for these documents to c/o Beneficient, 325 N. Saint Paul Street, Suite 4850, Dallas, Texas 75201.

Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the Class A common stock and Warrants being registered. All amounts shown are estimates except for the Securities and Exchange Commission (the “SEC”) registration fee.

Amount Paid or to be Paid
SEC Registration Fee		$67,170.36
Printing		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*

Total:	$	*

*	To be completed by amendment.

Item 14. Indemnification of Directors and Officers.

The registrant’s articles of incorporation and bylaws require it to indemnify any director, officer, employee or agent of the registrant who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of, or in any other capacity for, another corporation, partnership, joint venture, limited liability company, trust, or other enterprise, to the fullest extent permitted under Nevada law, against all expense, liability and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The registrant is authorized under its bylaws to purchase and maintain insurance to protect the registrant and any current or former director, officer, employee or agent of the registrant or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the registrant would have the power to indemnify such person against such expense, liability or loss under the NRS.

The registrant has entered into indemnification agreements with each of its directors and officers. The indemnification agreements provide that the registrant will indemnify each indemnitee to the fullest extent permitted by the NRS from and against all loss and liability suffered and expenses, judgments, fines and amounts paid in settlement incurred in connection with defending, investigating or settling any threatened, pending, or completed action, suit or proceeding related to the indemnitee’s service with the registrant. Additionally, the registrant has agreed to advance to the indemnitee expenses incurred in connection therewith.

The limitation of liability and indemnification provisions in these indemnification agreements and our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in the registrant’s securities may be adversely affected to the extent we pay the costs of settlement and damage awards under these indemnification provisions.

Item 15. Recent Sales of Unregistered Securities.

Other than as disclosed in the Company’s Annual Report on Form 10-K, which is incorporated by reference herein, there were no unregistered sales of equity securities required to be disclosed hereunder.

Item 16. Exhibits and Financial Statement Schedules.

See the Exhibit Index immediately following the signature page hereto, which is incorporated by reference as if fully set forth herein.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), (iii) above do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Item 16. Exhibits

Exhibits

2.1 #	Business Combination Agreement, dated as of September 21, 2022, by and among Avalon Acquisition, Inc., The Beneficient Company Group, L.P., Beneficient Merger Sub I, Inc., and Beneficient Merger Sub II, LLC (incorporated by reference to Exhibit 2.1 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

2.2	Amendment No. 1 to Business Combination Agreement, dated as of April 18, 2023, by and among Avalon Acquisition, Inc., The Beneficient Company Group, L.P., Beneficient Merger Sub I, Inc., and Beneficient Merger Sub II, LLC (incorporated by reference to Exhibit 2.2 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4/A (File No. 333-268741) filed with the Securities and Exchange Commission on April 19, 2023).

3.1.1	Articles of Incorporation of Beneficient (incorporated by reference to Exhibit 3.1.1 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

3.1.2	Certificate of Designation of Beneficient Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1.2 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

3.2	Bylaws of Beneficient (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

4.1.1	Specimen Class A Common Stock Certificate of Beneficient (incorporated by reference to Exhibit 4.1 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4/A (File No. 333-268741) filed with the Securities and Exchange Commission on April 19, 2023).

4.1.2	Specimen Class B Common Stock Certificate of Beneficient (incorporated by reference to Exhibit 4.2 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4/A (File No. 333-268741) filed with the Securities and Exchange Commission on April 19, 2023).

4.2.1	Warrant Agreement, dated October 5, 2021, between Continental Stock Transfer & Trust Company and Avalon Acquisition Inc. (incorporated by reference to Exhibit 4.1 to Avalon Acquisition Inc.’s Current Report on Form 8-K (File No. 001-40872) filed with the Securities and Exchange Commission on October 12, 2021).

4.2.2	Assignment, Assumption and Amendment to Warrant Agreement by and among The Beneficient Company Group, L.P., Avalon Acquisition Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1.2 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

4.3	Form of Asset PIPE Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K (File No. 001-41715) filed with the Securities and Exchange Commission on July 13, 2023).

4.4	Stockholders Agreement, dated June 6, 2023, by and among Beneficient, Beneficient Holdings Inc., Hicks Holdings Operating, LLC and Bruce W. Schnitzer (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

4.5.1	Registration Rights Agreement, dated June 7, 2023, Beneficient, Beneficient Holdings Inc., Hicks Holdings Operating, LLC and Bruce W. Schnitzer, Avalon Acquisition Holdings, LLC (incorporated by reference to Exhibit 4.7 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

4.5.2	Registration Rights Agreement with GWG Holdings, Inc., a Delaware corporation, certain trusts related to The Beneficient Company Group, L.P., a Delaware limited partnership, and as set forth in the Agreement, dated August 10, 2018 (incorporated by reference to Exhibit 10.14 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

4.5.3	Registration Rights Agreement with Hatteras Investment Partners, dated December 7, 2021 (incorporated by reference to Exhibit 10.15 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

5.1*	Opinion of Haynes and Boone, LLP.

10.1	Form of Amendment to Letter Agreement (incorporated by reference to Exhibit 10.1 to Avalon Acquisition Inc.’s Current Report Form 8-K (File No. 001-40872) filed with the Securities and Exchange Commission on September 21, 2022).

10.2	Form of Beneficient Legacy Holder Lock-Up Agreement (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

10.3	Sponsor Extended Lock-Up Agreement (incorporated by reference to Exhibit 10.4 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.4	First Amended and Restated Limited Liability Agreement of Beneficient Company Group, L.L.C., dated June 6, 2023 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

10.5	Eighth Amended and Restated Limited Partnership Agreement of Beneficient Company Holdings, L.P., dated June 7, 2023 (incorporated by reference to Exhibit 4.8 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

10.6	Exchange Agreement, dated June 7, 2023, by and among Beneficient, Beneficient Company Group, L.L.C. and Beneficient Company Holdings, L.P. (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

10.7.1†	Beneficient 2023 Long-Term Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

10.7.2†	Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.10.2 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.7.3†	Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.10.3 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.7.4†	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.10.4 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.7.5†	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.10.5 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.8.1†	The Beneficient Company Group, L.P. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.11.1 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.8.2†	First Amendment to The Beneficient Company Group, L.P. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.11.2 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.8.3†	Form of Restricted Equity Unit under The Beneficient Company Group, L.P. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.11.3 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.9.1†	The Beneficient Management Partners, L.P. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.12.1 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.9.2†	First Amendment to The Beneficient Management Partners, L.P. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.12.2 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.9.3†	Second Amendment to The Beneficient Management Partners, L.P. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.9.3 to the Company’s Annual Report on Form 10-K (File No. 001-41715) filed with the Securities and Exchange Commission on July 13, 2023).

10.9.4†	Third Amendment to The Beneficient Management Partners, L.P. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

10.10.1	Master Exchange Agreement with GWG Holdings, Inc., a Delaware corporation, GWG Life, LLC, a Delaware limited liability company, MHT Financial SPV, LLC, a Delaware limited liability company, and various related trusts, as amended and restated on January 18, 2018 with effect from January 12, 2018 (incorporated by reference to Exhibit 10.16.1 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.10.2	First Amendment to Master Exchange Agreement with GWG Holdings, Inc., a Delaware corporation, GWG Life, LLC, a Delaware limited liability company, MHT Financial SPV, LLC, a Delaware limited liability company, and various related trusts, dated April 30, 2018 (incorporated by reference to Exhibit 10.16.2 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.10.3	Second Amendment to Master Exchange Agreement with GWG Holdings, Inc., a Delaware corporation, GWG Life, LLC, a Delaware limited liability company, MHT Financial SPV, LLC, a Delaware limited liability company, and various related trusts, dated June 29, 2018 (incorporated by reference to Exhibit 10.16.3 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.10.4	Third Amendment to Master Exchange Agreement with GWG Holdings, Inc., a Delaware corporation, GWG Life, LLC, a Delaware limited liability company, MHT Financial SPV, LLC, a Delaware limited liability company, and various related trusts, dated August 10, 2018 (incorporated by reference to Exhibit 10.16.4 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.11.1	Commercial Loan Agreement with GWG Life, LLC a Delaware limited liability company, dated August 10, 2018 (incorporated by reference to Exhibit 10.17.1 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.11.2	Amendment No. 1 to Commercial Loan Agreement with GWG Holdings, Inc., a Delaware corporation, dated December 27, 2018 (incorporated by reference to Exhibit 10.17.2 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.12	Participating Option Agreement with GWG Holdings, Inc., a Delaware corporation, dated December 27, 2018 (incorporated by reference to Exhibit 10.18 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.13	Consent and Joinder to Amended and Restated Pledge and Security Agreement, dated April 26, 2019 (incorporated by reference to Exhibit 10.19 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.14.1	Intercreditor Agreement between GWG Life and HCLP Nominees, L.L.C., dated May 31, 2019 (incorporated by reference to Exhibit 10.20.1 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.14.2	Intercreditor Agreement between GWG Life and Beneficient Holdings, Inc., dated May 31, 2019 (incorporated by reference to Exhibit 10.20.2 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.14.3	Third Amended and Restated Subordination and Intercreditor Agreement, dated as of August 13, 2020, among HCLP Nominees, L.L.C., individually as Subordinated Creditor and as Subordinated Creditor Representative and HCLP Nominees, L.L.C., individually as a Senior Creditor and as Senior Creditor Representative (incorporated by reference to Exhibit 10.20.3 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.15.1	Second Amended and Restated Credit Agreement, dated as of August 13, 2020, among Beneficient Company Holdings, L.P. (as successor to Beneficient Capital Company II, L.L.C. (f/k/a Beneficient Capital Company, L.L.C.)), HCLP Nominees L.L.C. certain other signatories thereto (incorporated by reference to Exhibit 10.21.1 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.15.2	Consent No. 1 to Second Amended and Restated Credit Agreement, dated as of January 20, 2021 and effective as of September 30, 2020 (incorporated by reference to Exhibit 10.21.2 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.15.3	Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated March 10, 2021(incorporated by reference to Exhibit 10.21.3 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.15.4	Amendment No. 2 to Loan Documents, dated as of June 28, 2021 (incorporated by reference to Exhibit 10.21.4 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.15.5	Consent and Amendment No. 3 to Second Amended and Restated Credit Agreement, dated as of November 3, 2021 and effective as of July 15, 2021 (incorporated by reference to Exhibit 10.21.5 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.15.6	Consent No. 2 to Second Amended and Restated Credit Agreement, dated as of March 24, 2022 (incorporated by reference to Exhibit 10.21.6 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.15.7	Consent and Amendment No. 4 to Second Amended and Restated Credit Agreement, dated as of March 24, 2022 (incorporated by reference to Exhibit 10.21.7 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.15.8	Security and Pledge Agreement (BCH) (First Lien), dated as of September 1, 2017, by and among Beneficient Company Holdings, L.P. (as successor to Beneficient Capital Company II, L.L.C. (f/k/a Beneficient Capital Company, L.L.C.)) and HCLP Nominees, L.L.C. (incorporated by reference to Exhibit 10.21.8 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.15.9	Security and Pledge Agreement (DST), dated as of September 1, 2017, by and among LT-1 Custody Trust, LT-2 Custody Trust, LT-3 Custody Trust, LT-4 Custody Trust, LT-5 Custody Trust, LT-6 Custody Trust, LT-7 Custody Trust, LT-8 Custody Trust, LT-9 Custody Trust, LT-12 Custody Trust, LT-14 Custody Trust, LT-15 Custody Trust, LT-16 Custody Trust, LT-17 Custody Trust, LT-18 Custody Trust, LT-19 Custody Trust, LT-20 Custody Trust, LT-21 Custody Trust, LT-22 Custody Trust, LT-23 Custody Trust, LT-24 Custody Trust, LT-25 Custody Trust, LT-26 Custody Trust, LT-27 Custody Trust, LT-28 Custody Trust Beneficient Company Holdings, L.P. (as successor to Beneficient Capital Company II, L.L.C. (f/k/a Beneficient Capital Company, L.L.C.)) and HCLP Nominees, L.L.C. (incorporated by reference to Exhibit 10.21.9 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.15.10	Joinder Agreement, dated as of August 13, 2020 to the Security and Pledge Agreement (DST) by certain Delaware statutory trusts (incorporated by reference to Exhibit 10.21.10 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.15.11	Guaranty, dated as of September 1, 2017, by LT-1 Custody Trust, LT-2 Custody Trust, LT-3 Custody Trust, LT-4 Custody Trust, LT-5 Custody Trust, LT-6 Custody Trust, LT-7 Custody Trust, LT-8 Custody Trust, LT-9 Custody Trust, LT-12 Custody Trust, LT-14 Custody Trust, LT-15 Custody Trust, LT-16 Custody Trust, LT-17 Custody Trust, LT-18 Custody Trust, LT-19 Custody Trust, LT-20 Custody Trust, LT-21 Custody Trust, LT-22 Custody Trust, LT-23 Custody Trust, LT-24 Custody Trust, LT-25 Custody Trust, LT-26 Custody Trust, LT-27 Custody Trust and LT-28 Custody Trust. (incorporated by reference to Exhibit 10.21.11 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.15.12	Joinder Agreement, dated as of August 13, 2020 to the Guaranty by certain Delaware statutory trusts (incorporated by reference to Exhibit 10.21.12 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.15.13	Amendment No. 5 to Second Amended and Restated Credit Agreement, dated as of February 15, 2023 (incorporated by reference to Exhibit 10.21.14 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.15.14	Consent and Amendment No. 6 to Second Amended and Restated Credit Agreement, dated as of June 5, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

10.16.1	Second Amended and Restated Second Lien Credit Agreement, dated as of August 13, 2020, among Beneficient Company Holdings, L.P. (as successor to Beneficient Capital Company II, L.L.C. (f/k/a Beneficient Capital Company, L.L.C.)) and certain other signatories thereto (incorporated by reference to Exhibit 10.22.1 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.16.2	Consent No. 1 to Second Amended and Restated Second Lien Credit Agreement, dated as of January 20, 2021 and effective as of September 30, 2020 (incorporated by reference to Exhibit 10.22.2 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.16.3	Amendment No. 1 to the Second Amended and Restated Second Lien Credit Agreement, dated March 10, 2021(incorporated by reference to Exhibit 10.22.3 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.16.4	Amendment No. 2 to Second Lien Loan Documents, dated as of June 28, 2021(incorporated by reference to Exhibit 10.22.4 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.16.5	Consent and Amendment No. 3 to Second Amended and Restated Second Lien Credit Agreement, dated as of November 3, 2021 and effective as of July 15, 2021 (incorporated by reference to Exhibit 10.22.5 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.16.6	Consent No. 2 to Second Amended and Restated Second Lien Credit Agreement, dated as March 24, 2022 (incorporated by reference to Exhibit 10.22.6 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.16.7	Consent and Amendment No. 4 to Second Amended and Restated Second Lien Credit Agreement, dated as of March 24, 2022 (incorporated by reference to Exhibit 10.16.7 to the Company’s Annual Report on Form 10-K (File No. 001-41715) filed with the Securities and Exchange Commission on July 13, 2023).

10.16.8	Amendment No. 5 to Second Amended and Restated Second Lien Credit Agreement, dated as of February 15, 2023 (incorporated by reference to Exhibit 10.21.13 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.16.9	Consent and Amendment No. 6 to Second Amended and Restated Second Lien Credit Agreement, dated as of June 5, 2023 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

10.16.10	Security and Pledge Agreement (BCH) (Second Lien), dated as of August 13, 2020, by and among Beneficient Company Holdings, L.P. (as successor to Beneficient Capital Company II, L.L.C. (f/k/a Beneficient Capital Company, L.L.C.)) and HCLP Nominees, L.L.C. (incorporated by reference to Exhibit 10.22.8 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.16.11	Security and Pledge Agreement (DST), dated as of August 13, 2020, by and among LT-1 Custody Trust, LT-2 Custody Trust, LT-3 Custody Trust, LT-4 Custody Trust, LT-5 Custody Trust, LT-6 Custody Trust, LT-7 Custody Trust, LT-8 Custody Trust, LT-9 Custody Trust, LT-12 Custody Trust, LT-14 Custody Trust, LT-15 Custody Trust, LT-16 Custody Trust, LT-17 Custody Trust, LT-18 Custody Trust, LT-19 Custody Trust, LT-20 Custody Trust, LT-21 Custody Trust, LT-22 Custody Trust, LT-23 Custody Trust, LT-24 Custody Trust, LT-25 Custody Trust, LT-26 Custody Trust, LT-27 Custody Trust, LT-28 Custody Trust Beneficient Company Holdings, L.P. (as successor to Beneficient Capital Company II, L.L.C. (f/k/a Beneficient Capital Company, L.L.C.)) and HCLP Nominees, L.L.C. (incorporated by reference to Exhibit 10.22.9 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.16.12	Guaranty Agreement, dated as of June 10, 2020 and effective as of February 21, 2020, by LT-1 Custody Trust, LT-2 Custody Trust, LT-3 Custody Trust, LT-4 Custody Trust, LT-5 Custody Trust, LT-6 Custody Trust, LT-7 Custody Trust, LT-8 Custody Trust, LT-9 Custody Trust, LT-12 Custody Trust, LT-14 Custody Trust, LT-15 Custody Trust, LT-16 Custody Trust, LT-17 Custody Trust, LT-18 Custody Trust, LT-19 Custody Trust, LT-20 Custody Trust, LT-21 Custody Trust, LT-22 Custody Trust, LT-23 Custody Trust, LT-24 Custody Trust, LT-25 Custody Trust, LT-26 Custody Trust, LT-27 Custody Trust and LT-28 Custody Trust (incorporated by reference to Exhibit 10.22.10 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.16.13	Joinder Agreement, dated as of August 13, 2020 to the Guaranty by certain Delaware statutory trusts (incorporated by reference to Exhibit 10.22.11 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.16.14	Consent and Amendment No. 7 to Second Amended and Restated First Lien Credit Agreement, dated as of July 12, 2023, among Beneficient Company Holdings, L.P. as the Borrower and HCLP Nominees, L.L.C. as the Lender (incorporated by reference to Exhibit 10.16.14 to the Company’s Annual Report on Form 10-K (File No. 001-41715) filed with the Securities and Exchange Commission on July 13, 2023).

10.16.15	Consent and Amendment No. 7 to Second Amended and Restated Second Lien Credit Agreement, dated as of July 12, 2023, among Beneficient Company Holdings, L.P. as the Borrower and HCLP Nominees, L.L.C. as the Lender (incorporated by reference to Exhibit 10.16.15 to the Company’s Annual Report on Form 10-K (File No. 001-41715) filed with the Securities and Exchange Commission on July 13, 2023).

10.17	Security and Pledge Agreement (DST), dated as of August 13, 2020, by and among certain Delaware statutory trusts, Beneficient Company Holdings, L.P. and HCLP Nominees, L.L.C. (incorporated by reference to Exhibit 10.23 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.18.1†	First Amended and Restated Services Agreement, by and among Bradley Capital Company, L.L.C., The Beneficient Company Group, L.P., Beneficient Company Holdings, L.P. and Beneficient Management Counselors, L.L.C., effective as of January 1, 2022 (incorporated by reference to Exhibit 10.24 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.18.2†	Second Amended and Restated Services Agreement, dated June 7, 2023, by and among Bradley Capital Company, L.L.C., The Beneficient Company Group, L.P., Beneficient Company Holdings, L.P. and Beneficient Management Counselors, L.L.C. (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

10.19†	Employment Agreement, by and between The Beneficient Company Group (USA), L.L.C. and James G. Silk, dated December 31, 2019 (incorporated by reference to Exhibit 10.26 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.20.1†	Director Agreement, by and between Beneficient Management, L.L.C. and James G. Silk, dated December 31, 2019 (incorporated by reference to Exhibit 10.27.1 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.20.2†	Director Agreement, by and between Beneficient Management, L.L.C. and Derek Fletcher, dated November 29, 2021 (incorporated by reference to Exhibit 10.27.2 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.20.3†	Director Agreement, by and between Beneficient Management, L.L.C. and Richard W. Fisher, dated September 17, 2017 (incorporated by reference to Exhibit 10.27.3 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.20.4†	Director Agreement, by and between Beneficient Management, L.L.C. and Emily B. Hill, dated March 31, 2022 (incorporated by reference to Exhibit 10.27.4 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.20.5†	Director Agreement, by and between Beneficient Management, L.L.C. and Thomas O. Hicks, dated September 13, 2017 (incorporated by reference to Exhibit 10.27.5 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.20.6†	Director Agreement, by and between Beneficient Management, L.L.C. and Bruce W. Schnitzer, dated September 18, 2017 (incorporated by reference to Exhibit 10.27.6 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.21	Purchase and Contribution Agreement, dated as of April 15, 2019 by and among The Beneficient Company Group, L.P., Beneficient Company Holdings, L.P., AltiVerse Capital Markets, L.L.C., Sabes AV Holdings, LLC, Jon R. Sabes, Steven F. Sabes, Insurance Strategies Fund, LLC and SFS Holdings, LLC. (incorporated by reference to Exhibit 10.28 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.22	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.29 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.23.1	Conversion and Exchange Agreement, dated June 6, 2023, by and between Bruce W. Schnitzer, Beneficient Company Holding, L.P., and The Beneficient Company Group, L. P. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

10.23.2	Conversion and Exchange Agreement, dated June 6, 2023, by and between Richard W. Fisher, Beneficient Company Holding, L.P., and The Beneficient Company Group, L. P. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

10.23.3	Conversion and Exchange Agreement, dated June 6, 2023, by and between Beneficient Holdings Inc., Beneficient Company Holding, L.P., and The Beneficient Company Group, L. P. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

10.23.4	Conversion and Exchange Agreement, dated June 6, 2023, by and between Hicks Holdings Operating, LLC, Beneficient Company Holding, L.P., and The Beneficient Company Group, L. P. (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

10.24	Consulting Agreement, dated June 7, 2023, by and between Beneficient and Bruce W. Schnitzer (incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

10.25	Consulting Agreement, dated June 7, 2023, by and between Beneficient and Thomas O. Hicks (incorporated by reference to Exhibit 10.19 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

10.26	Consulting Agreement, dated June 7, 2023, by and between Beneficient and Richard W. Fisher (incorporated by reference to Exhibit 10.18 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

10.27	Form of Forward Purchase Agreement, dated June 5, 2023 by and between The Beneficient Company Group, L.P. and RiverNorth SPAC Arbitrage Fund, L.P., as amended June 25, 2023 (incorporated by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K (File No. 001-41715) filed with the Securities and Exchange Commission on July 13, 2023).

10.28	Settlement and Release Agreement, dated June 7, 2023, by and among Beneficient, Avalon Acquisition Inc. and Maxim Partners LLC (incorporated by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K (File No. 001-41715) filed with the Securities and Exchange Commission on July 13, 2023).

10.29	Standby Equity Purchase Agreement, dated as of June 27, 2023 among Beneficient and YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 28, 2023).

16.1	Letter from Grant Thornton LLP, dated December 9, 2022 regarding change in accountants (incorporated by reference to Exhibit 16.1 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

21	List of Consolidated Subsidiaries of Beneficient (incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K (File No. 001-41715) filed with the Securities and Exchange Commission on July 13, 2023).

23.1*	Consent of Weaver & Tidwell LLP, independent registered accounting firm for Beneficient.

23.2*	Consent of Haynes Boone, LLP (included in Exhibit 5.1).

107*	Filing Fee Table

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.
#	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 19, 2023.

Beneficient

By:	/s/ Brad K. Heppner
Name:	Brad K. Heppner
Title:	Chief Executive Officer and Chairman of the Board of Directors

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Brad K. Heppner Brad K. Heppner	Chief Executive Officer (Principal Executive Officer)	July 19, 2023

/s/ Gregory W. Ezell Gregory W. Ezell	Chief Financial Officer (Principal Financial and Accounting Officer)	July 19, 2023

/s/ Peter T. Cangany, Jr. Peter T. Cangany, Jr.	Director	July 19, 2023

/s/ Richard W. Fisher Richard W. Fisher	Director	July 19, 2023

/s/ Derek L. Fletcher Derek L. Fletcher	Chief Fiduciary Officer and Director	July 19, 2023

Signature	Title	Date

/s/ Thomas O. Hicks Thomas O. Hicks	Director	July 19, 2023

/s/ Emily B. Hill Emily B. Hill	Director	July 19, 2023

/s/ Dennis P. Lockhart Dennis P. Lockhart	Director	July 19, 2023

/s/ Bruce W. Schnitzer Bruce W. Schnitzer	Director	July 19, 2023

/s/ James G. Silk James G. Silk	Executive Vice President, Chief Legal Officer and Director	July 19, 2023